                                                                  EXHIBIT 99.2

                      ------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                             CRA MANAGED CARE, INC.

                                OCCUSYSTEMS, INC.

                                       AND

                          CONCENTRA MANAGED CARE, INC.

                                 April 21, 1997

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                                Table of Contents

                                                                         Page
                                                                         ----
ARTICLE I

      FORMATION OF HOLDING COMPANY AND SUBSIDIARIES......................- 2 -
      1.1.  Holding Company..............................................- 2 -
      1.2.  Directors and Officers of Holding Company....................- 2 -
      1.3.  Organization of CRA Merger Subsidiary........................- 2 -
      1.4.  Actions of Directors and Officers............................- 2 -
      1.5.  Actions of CRA and OSI.......................................- 3 -

ARTICLE 2

      THE MERGERS; CLOSING...............................................- 3 -
      2.1.  The Mergers..................................................- 3 -
      2.2.  The Closing..................................................- 4 -

ARTICLE 3

      DIRECTORS AND OFFICERS OF CRA MERGER SUB
      AND SURVIVING CORPORATIONS.........................................- 4 -
      3.1.  Directors....................................................- 4 -
      3.2.  Officers.....................................................- 4 -

ARTICLE 4

      EFFECT OF THE MERGERS ON SECURITIES OF
      CRA, OSI, HOLDING COMPANY AND THE
      CRA MERGER SUB.....................................................- 5 -
      4.1.   CRA Merger Sub Stock........................................- 5 -
      4.2.  Holding Company Capital Stock................................- 5 -
      4.3.  Conversion of CRA Stock......................................- 5 -
      4.4.  Conversion of OSI Common Stock...............................- 6 -
      4.5.  Fractional Shares, Etc.......................................- 7 -
      4.6   Exchange Fund Exchange Procedures, Etc.......................- 8 -

ARTICLE 5

      REPRESENTATIONS AND WARRANTIES OF OSI.............................- 11 -
      5.1.  Existence; Good Standing; Corporate Authority...............- 11 -
      5.2.  Authorization, Validity and Effect of Agreements............- 11 -
      5.3.  Capitalization..............................................- 11 -

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      5.4.  Subsidiaries................................................- 12 -
      5.5.  Other Interests.............................................- 13 -
      5.6.  No Conflict; Required Filings and Consents..................- 13 -
      5.7.  Compliance..................................................- 14 -
      5.8.  SEC Documents...............................................- 14 -
      5.9.  Litigation..................................................- 15 -
      5.10. Absence of Certain Changes..................................- 15 -
      5.11. Taxes.......................................................- 15 -
      5.12  Employee Benefit Plans......................................- 16 -
      5.13. Labor Matters...............................................- 18 -
      5.14. No Brokers..................................................- 18 -
      5.15. Opinion of Financial Advisor................................- 18 -
      5.16  Preliminary Pooling Letter..................................- 18 -

ARTICLE 6

      REPRESENTATIONS AND WARRANTIES OF CRA.............................- 19 -
      6.1.  Existence; Good Standing; Corporate Authority...............- 19 -
      6.2.  Authorization, Validity and Effect of Agreements............- 19 -
      6.3.  Capitalization..............................................- 20 -
      6.4.  Subsidiaries................................................- 20 -
      6.5.  Other Interests.............................................- 20 -
      6.6.  No Conflict; Required Filings and Consents..................- 21 -
      6.7.  Compliance..................................................- 22 -
      6.8.  SEC Documents...............................................- 22 -
      6.9.  Litigation..................................................- 23 -
      6.10. Absence of Certain Changes..................................- 23 -
      6.11. Taxes.......................................................- 23 -
      6.12  Employee Benefit Plans......................................- 24 -
      6.13. Labor Matters...............................................- 26 -
      6.14. No Brokers..................................................- 26 -
      6.15. Opinion of Financial Advisor................................- 26 -
      6.16  Preliminary Pooling Letter..................................- 26 -

ARTICLE 7

      COVENANTS.........................................................- 27 -
      7.1.  Alternative Proposals.......................................- 27 -
      7.2.  Interim Operations..........................................- 29 -
      7.3.  Meetings of Stockholders....................................- 34 -
      7.4.  Filings, Other Action.......................................- 35 -
      7.5.  Inspection of Records.......................................- 35 -

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      7.6.  Publicity...................................................- 36 -
      7.7.  Registration Statement......................................- 36 -
      7.8.  Listing Application.........................................- 37 -
      7.9.  Further Action..............................................- 37 -
      7.10. Affiliate Letters...........................................- 37 -
      7.11. Expenses....................................................- 38 -
      7.12. Insurance; Indemnity........................................- 38 -
      7.13. Takeover Statute............................................- 39 -
      7.14. Conduct of Business by Holding Company and CRA Merger
            Sub Pending the Mergers.....................................- 39 -
      7.15. Employee Benefits...........................................- 40 -
      7.16. Conveyance Taxes............................................- 40 -
      7.17  Incentive Plan..............................................- 40 -

ARTICLE 8

      CONDITIONS........................................................- 40 -
      8.1.  Conditions to Each Party's Obligation to Effect the Mergers.- 40 -
      8.2.  Conditions to Obligation of OSI to Effect the Mergers.......- 41 -
      8.3.  Conditions to Obligation of CRA to Effect the Mergers.......- 42 -

ARTICLE 9

      TERMINATION.......................................................- 43 -
      9.1.  Termination by Mutual Consent...............................- 43 -
      9.2.  Termination by Either CRA or OSI............................- 43 -
      9.3.  Termination by OSI..........................................- 44 -
      9.4.  Termination by CRA..........................................- 44 -
      9.5.  Effect of Termination and Abandonment.......................- 45 -
      9.6.  Extension, Waiver...........................................- 46 -

ARTICLE 10

      GENERAL PROVISIONS................................................- 46 -
      10.1. Nonsurvival of Representations, Warranties and Agreements...- 46 -
      10.2. Notices.....................................................- 46 -
      10.3. Assignment; Binding Effect..................................- 48 -
      10.4. Entire Agreement............................................- 48 -
      10.5. Amendment...................................................- 48 -
      10.6. Governing Law...............................................- 48 -
      10.7. Counterparts................................................- 48 -
      10.8. Headings....................................................- 49 -

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      10.9. Interpretation..............................................- 49 -
      10.10.Waivers.....................................................- 49 -
      10.11.Incorporation of Exhibits...................................- 49 -
      10.12.Severability................................................- 49 -
      10.13.Enforcement of Agreement....................................- 49 -
      10.14.Subsidiaries................................................- 49 -

                      AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of April 21, 1997, among CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), OccuSystems, Inc., a Delaware corporation ("OSI"), and Concentra Managed Care, Inc., a Delaware corporation ("Holding Company").

                                    RECITALS

      A. The Boards of Directors of CRA, OSI and Holding Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders, to consummate the reorganization (the "Reorganization") provided for herein, pursuant to which (i) Holding Company will acquire all of the common stock of CRA through the merger of a Subsidiary (as defined in Section 10.14) of Holding Company with and into CRA and (ii) OSI will be merged with and into Holding Company.


      B. For federal income tax purposes, it is intended that the CRA Merger (as hereinafter defined) will qualify as an exchange under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code"), a tax free reorganization under Section 368(a) of the Code or both, and that the OSI Merger (as hereafter defined) will qualify as a tax free reorganization under Section 368(a) of the Code.

      C. CRA and OSI desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

      D. Simultaneously with the execution and delivery of this Agreement CRA has entered into a certain CRA Managed Care, Inc. Stock Option Agreement (the "CRA Stock Option Agreement) pursuant to which OSI has the right to acquire certain shares of CRA Common Stock subject to and in accordance with the terms and conditions of said Agreement and simultaneously with the execution and delivery of this Agreement OSI has entered into a certain OccuSystems, Inc. Stock Option Agreement (the "OSI Stock Option Agreement") pursuant to which CRA has the right to acquire certain shares of OSI Common Stock subject to and in accordance with the terms and conditions of said Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                  FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

      1.1. Holding Company. Holding Company is a corporation newly formed for the purpose of entering into this Agreement and effecting the transactions contemplated hereby. Holding Company has undertaken no actions and has incurred no liabilities other than in connection with this Agreement and the transactions contemplated hereby. The Certificate of Incorporation and By-laws of Holding Company are set forth on Exhibit A attached hereto. The Certificate of Incorporation of Holding Company will be amended prior to the Effective Time to provide that (a) the authorized capital stock of Holding Company shall consist of 100,000,000 shares of common stock, $.01 par value (the "Holding Company Common Stock") and 20,000,000 shares of blank check preferred stock, $.01 par value, (b) Holding Company shall have a staggered board of directors, (c) no action required to be taken or that may be taken at any meeting of common stockholders of Holding Company may be taken without a meeting, and the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied, and (d) special meetings of the stockholders of Holding Company, and any proposals to be considered at such meetings, may be called and proposed exclusively by Holding Company's Board of Directors, and the stockholders of Holding Company shall not have the right to call special meetings of the stockholders or to propose business at a special meeting thereof (in each of cases (b), (c) and (d), on terms substantially similar to the forms of such provisions previously reviewed by the parties hereto). Immediately prior to the Effective Time there shall be no more than 100 shares of Holding Company Common Stock outstanding.

      1.2. Directors and Officers of Holding Company. Immediately following the execution and delivery of this Agreement the directors and officers of Holding Company shall be as set forth on Schedule 1.2 attached hereto. Each such officer and director shall remain in office until his or her successors are elected.

      1.3. Organization of CRA Merger Subsidiary. As promptly as practicable following the execution of this Agreement, Holding Company shall cause CRA Merger Corp., a corporation organized under the laws of the Commonwealth of Massachusetts ("CRA Merger Sub") to be organized for the sole purpose of effectuating the CRA Merger contemplated herein. The Articles of Organization and By-laws of CRA Merger Sub are and at Closing shall be substantially in the forms attached hereto as Exhibit B. The authorized capital stock of CRA Merger Sub are and shall at Closing consist of 100 shares of common stock, par value $.01 per share, all of which are and at Closing shall be owned by Holding Company.

      1.4. Actions of Directors and Officers. As promptly as practicable following the execution of this Agreement, Holding Company shall cause (a) the directors of CRA Merger Sub to ratify and approve the Merger Agreement (as defined in Section 2.1) to be executed on behalf of the CRA Merger Sub, and (b) the directors and officers of the CRA Merger Sub to

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take such steps as may be necessary or appropriate to complete the organization of the CRA Merger Sub and to approve the Merger Agreement (as defined in Section 2.1).

      1.5. Actions of CRA and OSI. CRA and OSI, as the holders of all of the outstanding shares of capital stock of Holding Company, have ratified and approved this Agreement, and Holding Company, as the sole shareholder of CRA Merger Sub, has ratified and approved the Merger Agreement. CRA, OSI and Holding Company agree that they shall not rescind, revoke, condition or impair any such ratification or approval. CRA and OSI shall cause Holding Company and CRA Merger Sub to perform their respective obligations under this Agreement and the Merger Agreements.

                                    ARTICLE 2

                              THE MERGERS; CLOSING

      2.1. The Mergers. Pursuant to Plans of Merger substantially in the forms attached as Exhibits C and D (sometimes hereinafter referred to individually as the "CRA Merger Agreement" and the "OSI Merger Agreement", respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements:

            (a) CRA Merger Sub shall be merged with and into CRA (the "CRA Merger") in accordance with the applicable provisions of the laws of the Commonwealth of Massachusetts. CRA shall be the surviving corporation in the CRA Merger and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. As a result of the CRA Merger, CRA shall become a wholly owned Subsidiary of Holding Company. The effects and consequences of the CRA Merger shall be as set forth in the CRA Merger Agreement and as provided by the laws of the Commonwealth of Massachusetts.

            (b) OSI will be merged with and into Holding Company (the "OSI Merger"), in accordance with the applicable provisions of the laws of the State of Delaware. Holding Company shall be the surviving corporation in the OSI Merger and shall continue its corporate existence under the laws of the State of Delaware. The effects and consequences of the OSI Merger shall be as set forth in the OSI Merger Agreement and as provided by the laws of the State of Delaware. The term "Mergers" shall mean the CRA Merger and the OSI Merger.

            (c) The term "Effective Time" shall mean the time and date which is
      (A) the later of (i) the date and time of the filing of the articles of merger relating to the CRA Merger with the Secretary of State of the Commonwealth of Massachusetts (or such other date and time as may be specified in such certificate as may be permitted by law) and (ii) the date and time of the filing of a certificate of merger with the Secretary of

      State of the State of Delaware with respect to the OSI Merger (or such other date and time as may be specified in such certificate as may be permitted by law) or (B) such other time and date as CRA and OSI may agree.

      2.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement and the Merger Agreements (the "Closing") shall take place (a) at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts at 10:00 a.m., local time, on the third business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as CRA and OSI may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                    ARTICLE 3

                    DIRECTORS AND OFFICERS OF CRA MERGER SUB
                           AND SURVIVING CORPORATIONS

      3.1. Directors. The persons listed on Schedule 3.1(a) shall be the directors of the surviving corporation of the CRA Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The directors of the surviving corporation of the OSI Merger as of the Effective Time shall include four (4) individuals appointed by CRA and four (4) individuals appointed by OSI. The persons listed on Schedule 3.1(b) shall be the directors of OccuCenters, Inc. ("OCI"), a wholly owned subsidiary of Holding Company, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The Board of Directors of the surviving corporation of the OSI Merger as of the Effective Time shall establish the following committees: (i) a Compensation Committee consisting of three (3) members including one independent director; (ii) an Audit Committee consisting of two (2) members; and (iii) a Nominating Committee consisting of two (2) members.

      3.2. Officers. The persons listed on Schedules 3.2(a) and 3.2(b) shall be the officers of the surviving corporations of the CRA Merger and the OSI Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The persons listed on
Schedule 3.2(c) shall be the officers of OCI as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                                    ARTICLE 4

                     EFFECT OF THE MERGERS ON SECURITIES OF
                        CRA, OSI, HOLDING COMPANY AND THE
                                 CRA MERGER SUB

      4.1. CRA Merger Sub Stock. At the Effective Time, each share of the common stock of CRA Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the CRA Merger.

      4.2. Holding Company Capital Stock. At the Effective Time, each share of the capital stock of Holding Company issued and outstanding immediately prior to the Effective Time shall be canceled and retired without payment of any consideration therefor.

      4.3. Conversion of CRA Stock. (a) Subject to Section 4.3(b), at the Effective Time, each share of common stock, par value $0.01 per share, of CRA ("CRA Common Stock") issued and outstanding at the Effective Time shall be converted into the right to receive 1.786 (the "CRA Ratio") shares of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing CRA Common Stock pursuant to Section 4.6.

      (b) As a result of the CRA Merger and without any action on the part of the holder thereof, at the Effective Time all shares of CRA Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of CRA Common Stock shall thereafter cease to have any rights with respect to such shares of CRA Common Stock, except the right to receive the number of shares of Holding Company Common Stock determined in accordance with Section 4.3(a), cash without interest, for fractional shares of Holding Company Common Stock in accordance with Section 4.5 and dividends or other distributions, if any, in accordance with Section 4.5 upon the surrender of a certificate representing such shares of CRA Common Stock (a "CRA Certificate").

      (c) At the Effective Time, each share of CRA Common Stock which is held in the treasury of CRA immediately prior to the Effective Time shall, by virtue of the Mergers, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

      (d) Notwithstanding anything in this Section 4.3 to the contrary, shares of CRA Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the CRA Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the Massachusetts General Business Corporation Law, Chapter 156B (the "MBCL") (the "CRA Dissenting Shares"), shall not be converted into the right to receive the Holding Company Common Stock, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive the Holding Company Common Stock plus cash in accordance with Section 4.5 and
Section 4.6. CRA shall give OSI prompt notice of any CRA Dissenting Shares (and shall also give OSI prompt notice of any withdrawals of such demands for appraisal rights) and Holding Company shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither CRA nor the surviving corporation of the CRA Merger shall, except with the prior written consent of Holding Company, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

      (e) At the Effective Time, each outstanding option or right to purchase shares of CRA Common Stock (a "CRA Option") shall be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, as provided below. Following the Effective Time, each such CRA Option shall be exercisable upon the same terms and conditions as then are applicable to such CRA Option, except that (i) each such CRA Option shall be exercisable for that number of shares of Holding Company Common Stock equal to the product of (x) the number of shares of CRA Common Stock for which such CRA Option was exercisable and (y) the CRA Ratio and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the CRA Ratio. It is the intention of the parties that, to the extent that any such CRA Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of CRA Stock Options provided by this Section 4.3(e) satisfy the conditions of Section 424(a) of the Code. From and after the date of this Agreement, no additional options to purchase shares of CRA Common Stock shall be granted under the CRA 1994 Time Accelerated Restricted Stock Option Plan, the CRA 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, the CRA 1997 Stock Option Plan or any other CRA option, stock or other benefit plan or agreement (collectively, the "CRA Stock Option Plans") (other than (i) the grant of options to individuals other than executive officers of CRA to acquire up to 15,000 shares of CRA Common Stock pursuant to the terms of the CRA Stock Option Plans at an exercise price of not less than the fair market value of the CRA Common Stock on the date of grant and (ii) the option granted to OSI on the date hereof).

      4.4. Conversion of OSI Common Stock. (a) Subject to Sections 4.4(c) and 4.4(d), at the Effective Time each issued and outstanding share of Common Stock, $.01 par value of OSI (the "OSI Common Stock"), shall be converted into the right to receive one (the "OSI Ratio") share of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing OSI Common Stock pursuant to Section 4.6.

      (b) As a result of the OSI Merger and without any action on the part of the holders thereof, at the Effective Time all shares of OSI Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of OSI Common Stock shall thereafter cease to have any rights with respect to such shares of OSI Common Stock, except the right to receive the number of shares of Holding Company Common Stock determined in accordance with
Section 4.4(a), cash, without interest, for fractional shares of Holding Company Common Stock in accordance with Section 4.5 and dividends or other distributions, if any, in accordance with Section 4.5 upon the surrender of a certificate representing such shares of OSI Common Stock (an "OSI Certificate").

      (c) Notwithstanding anything contained in this Section 4.4 to the contrary, each share of OSI Common Stock issued and held in OSI's treasury immediately prior to the Effective Time shall, by virtue of the OSI Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

      (d) At the Effective Time, each outstanding option or right to purchase shares of OSI Common Stock (a "OSI Option") shall be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, as provided below. Following the Effective Time, each such OSI Option shall be exercisable upon the same terms and conditions as then are applicable to such OSI Option, except that (i) each such OSI Option shall be exercisable for that number of shares of Holding Company Common Stock equal to the product of (x) the number of shares of OSI Common Stock for which such OSI Option was exercisable and (y) the OSI Ratio and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the OSI Ratio. It is the intention of the parties that, to the extent that any such OSI Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of OSI Options provided by this Section 4.4(d) satisfy the conditions of Section 424(a) of the Code. From and after the date of this Agreement, no additional options to purchase shares of OSI Common Stock shall be granted under the OSI 1995 Long-Term Incentive Plan, the First Amended and Restated OSI and its Subsidiaries and Affiliates Stock Option and Restricted Stock Purchase Plan, the currently existing stock option agreements of OSI not governed by such plans or any other OSI option, stock or other benefit plan or agreement (collectively, the "OSI Stock Option Plans") (other than (i) the grant of options to individuals other than executive officers of OSI to acquire up to 15,000 shares of OSI Common Stock pursuant to the terms of the OSI Stock Option Plans at an exercise price of not less than fair market value of the OSI Common Stock on the date of grant and (ii) the option granted to CRA on the date hereof).

      4.5. Fractional Shares, Etc. No certificate or scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of Certificates (as hereinafter defined) except pursuant to this Section 4.5, no dividend or other distribution, stock split or interest shall relate to any such fractional shares, and such fractional shares shall not entitle the holder thereof to vote or to any rights of a security holder of Holding Company. In lieu of any fractional shares, each holder of shares of Converted Stock (as hereinafter defined) who would otherwise have been entitled to a fraction of a share of Holding Company Common Stock upon surrender of Certificates for exchange pursuant to this Article 4 will be paid an amount of cash (without interest) equal to such holder's proportionate interest in the sum of (i) the gross proceeds from the sale or sales by the Exchange Agent (as hereinafter defined) in accordance with the provisions of this Section 4.5, on behalf of all such holders of shares of Converted Stock, of the aggregate fractional shares of Holding Company Common Stock issued pursuant to this Article 4 and (ii) the aggregate dividends or other distributions that are payable to holders of shares of Converted Stock with respect to such shares of Holding Company Common Stock pursuant to Section 4.6(c) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Holding Company Common Stock delivered to the Exchange Agent by Holding Company pursuant to Section 4.6(a) over (y) the aggregate number of full shares of Holding Company Common Stock to be distributed to the holders of Converted Stock pursuant to Section 4.3 (with respect to CRA Common Stock) and
Section 4.4 (with respect to OSI Common Stock) (such excess being herein called the "Excess Securities") and the Exchange Agent, as agent for the former holders of Converted Stock, shall sell the Excess Securities at the prevailing prices on the Nasdaq National Market. The sale of the Excess Securities by the Exchange Agent shall be executed on the Nasdaq National Market through one or more member firms of the National Association of Securities Dealers, Inc. Holding Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the gross proceeds of such sale of Excess Securities and the Fractional Dividends, if any, have been distributed to the former holders of shares of Converted Stock, the Exchange Agent will hold such proceeds and dividends in trust for such former holders.

      4.6 Exchange Fund Exchange Procedures, Etc. (a) At or prior to the Effective Time, Holding Company shall deposit, or cause to be deposited, with a bank or trust company designated by Holding Company (the "Exchange Agent"), for the benefit of the holders of CRA Common Stock and OSI Common Stock which were outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 4.6, through the Exchange Agent, (i) certificates evidencing a number of shares of Holding Company Common Stock equal to the aggregate number issuable to holders of CRA Common Stock pursuant to Section 4.3, together with any dividend or distribution with respect thereto and (ii) certificates evidencing a number of shares of Holding Company Common Stock equal to the aggregate number issuable to holders of OSI Common Stock pursuant to Section 4.4, together with any dividend or distribution with respect thereto. The certificates and cash deposited with the Exchange Agent in accordance with this subsection 4.6(a) are hereinafter referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver Holding Company Common Stock and cash, as described above, in exchange for surrendered certificates representing CRA Common Stock and OSI Common Stock pursuant to the terms of this Agreement out of the Exchange Fund.

      (b) As soon as practicable after the Effective Time, Holding Company shall cause the Exchange Agent to send to each record holder of a certificate or certificates which, at the Effective Time, represent outstanding shares of CRA Common Stock or OSI Common Stock (the "Certificates"), which holder's shares of CRA Common Stock or OSI Common Stock were converted into the right to receive shares of Holding Company Common Stock (the "Converted Stock") pursuant to
Section 4.3 and 4.4, respectively, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Converted Stock shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and contain such other provisions as Holding Company shall reasonably determine), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holding Company Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Holding Company Common Stock and cash in lieu of fractional shares as contemplated by Section 4.5, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Converted Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Holding Company Common Stock may be issued to the transferee if the certificate evidencing the Converted Stock, as the case may be, shall be surrendered to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrender for exchange in accordance with the provisions of Section
4.6 of this Agreement, each Certificate theretofore representing shares of Converted Stock (other than any CRA Dissenting Shares) shall from and after the Effective Time represent for all purposes only the right to receive the number of shares of Holding Company Common Stock and cash in lieu of fractional shares, if any, as set forth in this Agreement. If any holder of Converted Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in the form and substance and with surety reasonably satisfactory to Holding Company.

      (c) No dividends or other distributions with respect to Holding Company Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Holding Company Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.5, until the holder of such Certificate shall surrender such Certificate in accordance herewith. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Holding Company Common Stock to which such holder is entitled pursuant to
Section 4.5 and the amount of dividends or distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holding

Company Common Stock, if any; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holding Company Common Stock, if any.

      (d) All shares of Holding Company Common Stock issued upon surrender for exchange of shares of Converted Stock in accordance with the terms hereof (including any cash paid pursuant to Section 4.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Converted Stock.

      (e) Any portion of the Exchange Fund that remains unclaimed by the former holders of Converted Stock on the first anniversary of the Closing Date shall be delivered to Holding Company upon demand, and any former holders of Converted Stock who have not theretofore complied with this Article 4 shall thereafter look only to Holding Company for the number of shares of Holding Company Common Stock and cash in lieu of fractional shares, if any, as set forth in this Agreement. Holding Company shall not be liable to any former holder of Converted Stock for any Holding Company Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (f) Holding Company (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Stock such amounts as Holding Company (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law and Holding Company agrees to remit to the proper taxing authority such amounts so withheld. To the extent that amounts are so withheld by Holding Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Converted Stock in respect of which such deduction and withholding was made by Holding Company. Holding Company shall, within a reasonable period of time prior to withholding any such amount, inform CRA and OSI of its intent to deduct and withhold any amounts pursuant to this Section 4.6(d) and will cooperate with CRA and OSI in taking commercially reasonable actions necessary to avoid and/or minimize the amounts required to be deducted and withheld from the consideration payable pursuant to this Agreement. Holding Company agrees to promptly pay to the former holders of Converted Stock any refunded amounts received by Holding Company that are attributable to such withholding.

      (g) Certificates surrendered for exchange by any person constituting an "affiliate" of CRA or OSI for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Holding Company has received a written agreement from such person as provided in Section 7.10.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF OSI

      Except as set forth in the disclosure letter delivered at or prior to the execution hereof to CRA (the "OSI Disclosure Letter") or in OSI Reports (as defined below), OSI represents and warrants to CRA as of the date of this Agreement as follows:

      5.1. Existence; Good Standing; Corporate Authority. OSI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. OSI is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations, financial condition or prospects of OSI and its Subsidiaries taken as a whole (an "OSI Material Adverse Effect"). OSI has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of OSI's Significant Subsidiaries (as defined in Section 10.14 hereof) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or other similar power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have an OSI Material Adverse Effect. The copies of OSI's Certificate of Incorporation and Bylaws previously made available to CRA are true and correct.

      5.2. Authorization, Validity and Effect of Agreements. OSI has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of OSI Common Stock, the consummation by OSI of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of OSI, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

      5.3. Capitalization. The authorized capital stock of OSI consists of 50,000,000 shares of OSI Common Stock and 20,000,000 shares of preferred stock, no par value (the "OSI Preferred Stock"). As of March 31, 1997, (a) 21,579,898 shares of OSI Common Stock were issued and outstanding, (b) no shares of preferred stock were issued and outstanding, (c) 2,518,094 shares of OSI Common Stock were reserved for issuance pursuant to the OSI Stock Option Plans, (d) there were no shares of OSI Common Stock held in OSI's treasury, (e) 200,000 shares of OSI Common Stock were reserved for issuance pursuant to certain warrants issued by OSI, (f) 3,291,246 shares of OSI Common Stock were reserved for issuance upon conversion of the 6% Convertible Subordinated Notes due 2001 of OSI in the aggregate principal amount of $97,750,000 (the "OSI Convertible Notes") and (g) 26,482 shares of OSI Common Stock were reserved for issuance upon conversion of that certain 6% Convertible Promissory Note dated October 1, 1993 issued by OSI to John Anderson, D.O. in connection with the Stock Purchase Agreement dated October 1, 1993 between an OSI Subsidiary and John Anderson, D.O. (the "Anderson Note"). Since March 31, 1997, (i) no additional shares of capital stock of OSI have been issued, except pursuant to the terms existing on the date hereof of the OSI Stock Option Plans and (ii) no options or other rights to acquire shares of OSI's capital stock have been granted (other than (i) options that have been or may be granted after March 31, 1997 to individuals other than executive officers of OSI to acquire up to 15,000 shares of OSI Common Stock pursuant to the terms of the OSI Stock Option Plans at an exercise price of not less than the fair market value of the OSI Common Stock on the date of grant and (ii) the option granted to CRA on the date hereof). Other than the OSI Convertible Notes and the Anderson Note, OSI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of OSI on any matter. All issued and outstanding shares of OSI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate OSI or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of OSI or any of its Subsidiaries (other than under the OSI Stock Option Plans, the OSI Convertible Notes and the Anderson
Note).

      5.4. Subsidiaries. OSI owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such OSI Significant Subsidiary) of each of OSI's Significant Subsidiaries. Each of the outstanding shares of capital stock of each of OSI's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by OSI. Each of the outstanding shares of capital stock of each Significant Subsidiary of OSI is owned, directly or indirectly, by OSI free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens in favor of Creditanstalt-Bankverein, as agent, under OSI's existing Loan and Security Agreement therewith and liens imposed by local law which are not material. The following information for each Significant Subsidiary of OSI has been previously provided to CRA, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital. All of the Subsidiaries of OSI other than the Significant Subsidiaries, when taken together, do not in the aggregate constitute a Significant Subsidiary of OSI.

      5.5. Other Interests. Except for interests in OSI Subsidiaries, neither OSI nor any OSI Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments of less than $1,000,000 in the aggregate).

      5.6. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by OSI do not, and the consummation by OSI of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) OSI or (y) any OSI Significant Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 5.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to OSI or any OSI Subsidiary or by which any property or asset of OSI or any OSI Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 5.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of OSI or any OSI Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OSI or any OSI Subsidiary is a party or by which OSI or any OSI Subsidiary or any property or asset of OSI or any OSI Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent OSI from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an OSI Material Adverse Effect. The execution and delivery of this Agreement by OSI do not, and the consummation by OSI of the transactions contemplated hereby will not, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of OSI or any OSI Subsidiary pursuant to, any Material Contract to which OSI or any OSI Subsidiary is a party or by which OSI or any OSI Subsidiary or any property or asset of OSI or any OSI Subsidiary is bound or affected. For the purposes hereof, "Material Contract", as such term relates to OSI, shall mean any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that is required to be listed as an Exhibit to OSI's Form 10-K filed with the SEC (as hereinafter defined) with respect to its year ended December 31, 1996.

      (b) The execution and delivery of this Agreement by OSI do not, and the performance of this Agreement and the consummation by OSI of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for
(A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) filing and recordation of appropriate merger and similar documents as required by Delaware law and Massachusetts law and (D) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent OSI from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an OSI Material Adverse Effect.

      5.7. Compliance. Neither OSI nor any OSI Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to OSI or any OSI Subsidiary or by which any property or asset of OSI or any OSI Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OSI or any OSI Subsidiary is a party or by which OSI or any OSI Subsidiary or any property or asset of OSI or any OSI Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have an OSI Material Adverse Effect. OSI and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, an OSI Material Adverse Effect.

      5.8. SEC Documents. (a) OSI has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since May 8, 1995 (collectively, the "OSI Reports"). As of their respective dates, the OSI Reports and any such reports, forms and other documents filed by OSI with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and
(ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any OSI Report filed prior to the date of this Agreement which was superseded by a subsequent OSI Report filed prior to the date of this Agreement. No OSI Subsidiary is required to file any report, form or other document with the SEC.

      (b) Each of the consolidated balance sheets of OSI included in or incorporated by reference into OSI Reports (including the related notes and schedules) fairly presents the consolidated financial position of OSI and OSI Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of OSI included in or incorporated by reference into OSI Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of OSI and the OSI Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither OSI nor any of the OSI Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of OSI or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of OSI as of December 31, 1996; (ii) liabilities or obligations arising in the ordinary course of business since December 31, 1996 and (iii) liabilities or obligations which would not, individually or in the aggregate, have an OSI Material Adverse Effect.

      5.9. Litigation. There are no actions, suits or proceedings pending against OSI or the OSI Subsidiaries or, to the actual knowledge of the executive officers of OSI, threatened against OSI or the OSI Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have an OSI Material Adverse Effect.

      5.10. Absence of Certain Changes. Except as specifically contemplated by this Agreement, since December 31, 1996, there has not been (i) any OSI Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

      5.11. Taxes. (a) OSI and each of the OSI Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have an OSI Material Adverse Effect. OSI and each of the OSI Subsidiaries have paid (or OSI has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the OSI Reports reflect an adequate reserve for all taxes payable by OSI and the OSI Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against OSI or any OSI Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have an OSI Material Adverse Effect. No requests for waivers of the time to assess any taxes against OSI or any OSI Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the OSI Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have an OSI Material Adverse Effect.

      (b) Neither OSI nor any OSI Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the OSI Merger from qualifying as a reorganization governed by Section 368(a) of the Code.

      (c) As used herein,"taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, fees, assessments or charges of any kind or nature whatsoever imposed by any governmental authority, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

      5.12  Employee Benefit Plans.

      (a) The OSI Disclosure Letter lists each of the following which is sponsored, maintained, or contributed to by OSI or any OSI Subsidiary for the benefit of any current or former employees, officers, or directors of OSI or any OSI Subsidiary or for which OSI or any OSI Subsidiary has any liability or contingent liability;

      (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each an "OSI ERISA Plan");

      (ii) each employment, severance, termination, retention, stay-with-bonus, or change-of-control agreement or understanding (each an "OSI Employment Agreement"), except that the OSI Disclosure Letter only lists OSI Employment Agreements with OSI's executive officers; and

      (iii) each personnel policy, stock option or purchase plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding

            (each, an "OSI Benefit Program"), except that the OSI Disclosure Letter only lists OSI Benefit Programs that are for the exclusive benefit of one or more of OSI's executive officers. The OSI ERISA Plans, the OSI Employment Agreements and the OSI Benefit Programs are sometimes collectively hereinafter referred to as the "OSI Plans".

      (b) True, correct and complete copies of each of the OSI ERISA Plans, and related trusts, if applicable, including all amendments thereto, have been furnished to CRA. There has also been furnished to CRA, with respect to each OSI ERISA Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all OSI Benefit Programs and Employment Agreements that are for the exclusive benefit of, or are with, OSI's executive officers have also been furnished to CRA. Each of the OSI ERISA Plans intended to be qualified under Section 401(a) of the Code satisfies the requirements of such section, and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status (a copy of which has been provided to CRA) and has not, since receipt of the most favorable determination letter, been amended or, to the knowledge of OSI, operated in a way which would adversely affect such qualified status.

      (c) Each of the OSI Plans is in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and all reports and disclosures relating to the OSI Plans required to be filed with or furnished to governmental agencies, OSI Plan participants or OSI Plan beneficiaries have been filed or furnished in accordance with applicable law (except where the failure to file or furnish would not have an OSI Material Adverse Effect), and there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of OSI, threatened against, or with respect to, any of the OSI Plans or their assets.

      (d) All contributions required to be made to the OSI Plans pursuant to their terms or provisions have been timely made (except where the failure to make such contributions would not have an OSI Material Adverse Effect).

      (e) None of the OSI Plans is a "defined benefit pension plan" within the meaning of section 3(35) of ERISA or is a "multiemployer plan" (within the meaning of section 3(37) of ERISA) without regard to whether any such plans are subject to Title IV of ERISA.

      (f) None of OSI or any OSI Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments, that would not be deductible by reason of section 280G of the Code or that would be subject to an excise tax under section 4999 of the Code or, except as previously disclosed in writing to CRA, that would not be deductible by reason of section 162 of the Code.

      (g) Except as disclosed in the OSI Disclosure Letter, the execution of, and performance of the transactions contemplated in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any OSI Plan or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any current or former employee, officer, or director.

      (h) Other than coverage mandated by applicable statute, none of OSI or any OSI Subsidiary is under any obligation or liability to provide medical benefits or death benefits (including through insurance) to retirees or to former employees, officers, or directors of OSI or any OSI Subsidiary.

      5.13. Labor Matters. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of OSI, threatened against or affecting OSI or any OSI Subsidiary, except as would not, individually or in the aggregate, have an OSI Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of OSI, threatened against OSI or its Subsidiaries relating to their business, except for any such proceeding which would not have an OSI Material Adverse Effect.

      5.14. No Brokers. OSI has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of OSI, Holding Company or CRA to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that OSI has retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as its financial advisor, the arrangements with which have been disclosed in writing to CRA prior to the date hereof. Other than the foregoing arrangements, OSI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      5.15. Opinion of Financial Advisor. OSI has received the opinion of DLJ to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of OSI Common Stock from a financial point of view. As used herein, the "Exchange Ratio" means the quotient of the OSI Ratio divided by the CRA Ratio.

      5.16 Preliminary Pooling Letter. OSI has received an opinion, dated as of the date of this Agreement, from its independent accountants, Arthur Andersen, L.L.P., to the effect that if the business combination to be effected by the Mergers were to occur on the date hereof they would be properly accounted for as a pooling-of-interests. OSI is aware of no reasons why the transactions contemplated hereby would not be properly accounted for as a pooling-of-interests.


                                    ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES OF CRA

      Except as set forth in the disclosure letter delivered at or prior to the execution hereof to OSI (the "CRA Disclosure Letter") or in CRA Reports (as defined below), CRA represents and warrants to OSI as of the date of this Agreement as follows:

      6.1. Existence; Good Standing; Corporate Authority. CRA is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. CRA is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations, financial condition or prospects of CRA and its Subsidiaries taken as a whole (a "CRA Material Adverse Effect"). CRA has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of CRA's Significant Subsidiaries (as defined in Section 10.14 hereof) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a CRA Material Adverse Effect. The copies of CRA's Articles of Organization and Bylaws previously made available to OSI are true and correct.

      6.2. Authorization, Validity and Effect of Agreements. CRA has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the outstanding shares of CRA Common Stock, the consummation by CRA of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of CRA, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

      6.3. Capitalization. The authorized capital stock of CRA consists of 40,000,000 shares of CRA Common Stock and 1,000,000 shares of preferred stock, $.01 par value (the "CRA Preferred Stock"). As of March 31, 1997, (a) 8,961,985 shares of CRA Common Stock were issued and outstanding, (b) no shares of preferred stock were issued and outstanding, (c) 1,070,000 shares of CRA Common Stock were reserved for issuance pursuant to CRA Stock Option Plans and (d) there were no shares of CRA Common Stock held in CRA's treasury. Since such date, (i) no additional shares of capital stock of CRA have been issued, except pursuant to the terms existing on the date hereof of the CRA Stock Option Plans and (ii) no options or other rights to acquire shares of CRA's capital stock have been granted (other than (i) options that have been or may be granted after March 31, 1997 to individuals other than to executive officers of CRA to acquire up to 15,000 shares of CRA Common Stock pursuant to the terms of the CRA Stock Option Plans at an exercise price of not less than the fair market value of the CRA Common Stock on the date of grant and (ii) the option granted to OSI on the date hereof). CRA has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of CRA on any matter. All issued and outstanding shares of CRA Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate CRA or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of CRA or any of its Subsidiaries (other than under the CRA Stock Option Plans).

      6.4. Subsidiaries. CRA owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such CRA Significant Subsidiary) of each of CRA's Significant Subsidiaries. Each of the Outstanding shares of capital stock of each of CRA's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by CRA. Each of the outstanding shares of capital stock of each Significant Subsidiary of CRA is owned, directly or indirectly, by CRA free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Significant Subsidiary of CRA has been previously provided to OSI, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital. All of the Subsidiaries of CRA other than the Significant Subsidiaries, when taken together, do not in the aggregate constitute a Significant Subsidiary of CRA.

      6.5. Other Interests. Except for interests in CRA Subsidiaries, neither CRA nor any CRA Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments of less than $1,000,000 in the aggregate).

      6.6. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by CRA do not, and the consummation by CRA of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) CRA or (y) any CRA Significant Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CRA or any CRA Subsidiary or by which any property or asset of CRA or any CRA Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CRA or any CRA Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CRA or any CRA Subsidiary is a party or by which CRA or any CRA Subsidiary or any property or asset of CRA or any CRA Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent CRA from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a CRA Material Adverse Effect. The execution and delivery of this Agreement by CRA do not, and the consummation by CRA of the transactions contemplated hereby will not, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CRA or any CRA Subsidiary pursuant to, any Material Contract to which CRA or any CRA Subsidiary is a party or by which CRA or any CRA Subsidiary or any property or asset of CRA or any CRA Subsidiary is bound or affected. For the purposes hereof, "Material Contract", as such term relates to CRA, shall mean any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that is required to be listed as an Exhibit to CRA's Form 10-K filed with the SEC with respect to its year ended December 31, 1996.

      (b) The execution and delivery of this Agreement by CRA do not, and the performance of this Agreement and the consummation by CRA of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for
(A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) filing and recordation of appropriate merger and similar documents as required by Delaware law and Massachusetts law and (D) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent CRA from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a CRA Material Adverse Effect.

      6.7. Compliance. Neither CRA nor any CRA Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to CRA or any CRA Subsidiary or by which any property or asset of CRA or any CRA Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CRA or any CRA Subsidiary is a party or by which CRA or any CRA Subsidiary or any property or asset of CRA or any CRA Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a CRA Material Adverse Effect. CRA and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a CRA Material Adverse Effect.

      6.8. SEC Documents. (a) CRA has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since May 3, 1995 (collectively, the "CRA Reports"). As of their respective dates, the CRA Reports and any such reports, forms and other documents filed by CRA with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and
(ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any CRA Report filed prior to the date of this Agreement which was superseded by a subsequent CRA Report filed prior to the date of this Agreement. No CRA Subsidiary is required to file any report, form or other document with the SEC.

      (b) Each of the consolidated balance sheets of CRA included in or incorporated by reference into the CRA Reports (including the related notes and schedules) fairly presents the consolidated financial position of CRA and the CRA Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of CRA included in or incorporated by reference into the CRA Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of CRA and the CRA Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither CRA nor any of the CRA Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of CRA or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of CRA as of December 31, 1996; (ii) liabilities or obligations arising in the ordinary course of business since December 31, 1996 and (iii) liabilities or obligations which would not, individually or in the aggregate, have a CRA Material Adverse Effect.

      6.9. Litigation. There are no actions, suits or proceedings pending against CRA or the CRA Subsidiaries or, to the actual knowledge of the executive officers of CRA, threatened against CRA or the CRA Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a CRA Material Adverse Effect.

      6.10. Absence of Certain Changes. Except as specifically contemplated by this Agreement, since December 31, 1996, there has not been (i) any CRA Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

      6.11. Taxes. (a) CRA and each of the CRA Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a CRA Material Adverse Effect. CRA and each of the CRA Subsidiaries have paid (or CRA has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the CRA Reports reflect an adequate reserve for all taxes payable by CRA and the CRA Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against CRA or any CRA Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a CRA Material Adverse Effect. No requests for waivers of the time to assess any taxes against CRA or any CRA Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the CRA Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a CRA Material Adverse Effect.

      (b) Neither CRA nor any CRA Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the CRA Merger from qualifying as a reorganization or an exchange governed by
Section 368(a) or Section 351(a) of the Code.

      (c) As used herein, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, fees, assessments or charges of any kind or nature whatsoever imposed by any governmental authority, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

      6.12  Employee Benefit Plans.

      (a) The CRA Disclosure Letter lists each of the following which is sponsored, maintained, or contributed to by CRA or any CRA Subsidiary for the benefit of any current or former employees, officers, or directors of CRA or any CRA Subsidiary or for which CRA or any CRA Subsidiary has any liability or contingent liability:

      (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each a "CRA ERISA Plan");

      (ii) each employment, severance, termination, retention, stay-with-bonus, or change-of-control agreement or understanding (each a "CRA Employment Agreement"), except that the CRA Disclosure Letter only lists CRA Employment Agreements with CRA's executive officers; and

      (iii) each personnel policy, stock option or purchase plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding (each, a "CRA Benefit Program"), except that the CRA Disclosure Letter only lists CRA Benefit Programs that are for the exclusive benefit of one or more of CRA's executive officers. The CRA ERISA Plans, the CRA Employment Agreements and the CRA Benefit Programs are sometimes collectively hereinafter referred to as the "CRA Plans".

      (b) True, correct and complete copies of each of the CRA ERISA Plans, and related trusts, if applicable, including all amendments thereto, have been furnished to OSI. There has also been furnished to OSI, with respect to each CRA ERISA Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all CRA Benefit Programs and Employment Agreements that are for the exclusive benefit of, or are with, CRA's executive officers have also been furnished to OSI. Each of the CRA ERISA Plans intended to be qualified under Section 401(a) of the Code satisfies the requirements of such section, and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status (a copy of which has been provided to OSI) and has not, since receipt of the most favorable determination letter, been amended or, to the knowledge of CRA, operated in a way which would adversely affect such qualified status.

      (c) Each of the CRA Plans is in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and all reports and disclosures relating to the CRA Plans required to be filed with or furnished to governmental agencies, CRA Plan participants or CRA Plan beneficiaries have been filed or furnished in accordance with applicable law (except where the failure to file or furnish would not have a CRA Material Adverse Effect), and there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of CRA, threatened against, or with respect to, any of the CRA Plans or their assets.

      (d) All contributions required to be made to the CRA Plans pursuant to their terms or provisions have been timely made (except where the failure to make such contributions would not have a CRA Material Adverse Effect).

      (e) None of the CRA Plans is a "defined benefit pension plan" within the meaning of section 3(35) of ERISA or is a "multiemployer plan" (within the meaning of section 3(37) of ERISA) without regard to whether any such plans are subject to Title IV of ERISA.

      (f) None of CRA or any CRA Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments, that would not be deductible by reason of section 280G of the Code or that would be subject to an excise tax under section 4999 of the Code or, except as previously disclosed in writing to OSI, that would not be deductible by reason of section 162 of the Code.

      (g) Except as disclosed in the CRA Disclosure Letter, the execution of, and performance of the transactions contemplated in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any CRA Plan or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any current or former employee, officer, or director.

      (h) Other than coverage mandated by applicable statute, none of CRA or any CRA Subsidiary is under any obligation or liability to provide medical benefits or death benefits (including through insurance) to retirees or to former employees, officers, or directors of CRA or any CRA Subsidiary.

      6.13. Labor Matters. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of CRA, threatened against or affecting CRA or any CRA Subsidiary, except as would not, individually or in the aggregate, have a CRA Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of CRA, threatened against CRA or its Subsidiaries relating to their business, except for any such proceeding which would not have a CRA Material Adverse Effect.

      6.14. No Brokers. CRA has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of CRA, Holding Company or OSI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that CRA has retained Alex. Brown & Sons Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to OSI prior to the date hereof. Other than the foregoing arrangements, CRA is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

      6.15. Opinion of Financial Advisor. CRA has received the opinion of Alex. Brown & Sons Incorporated to the effect that, as of the date hereof, the CRA Ratio to be applied to the exchange of CRA Common Stock in the CRA Merger and the OSI Ratio to be applied to the exchange of OSI Common Stock in the OSI Merger are fair to the holders of CRA Common Stock from a financial point of view.

      6.16 Preliminary Pooling Letter. CRA has received an opinion, dated as of the date of this Agreement, from its independent accountants, Arthur Andersen, L.L.P., to the effect that if the business combination to be effected by the Mergers were to occur on the date hereof they would be properly accounted for as a pooling-of-interests. CRA is aware of no reasons why the transactions contemplated hereby would not be properly accounted for as a pooling-of-interests.

                                    ARTICLE 7

                                    COVENANTS

      7.1.  Alternative Proposals.

      (a) OSI Alternative Proposals.

      (i) From and after the date hereof, OSI will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "OSI Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead, to any OSI Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement (i) OSI's Board of Directors may take and disclose to the stockholders of OSI a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by OSI or any OSI Representative, of a bona fide OSI Acquisition Proposal, (x) OSI may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of OSI may withdraw, modify or not make its recommendation referred to in Section 7.3 or terminate this Agreement in accordance with Article 9, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that OSI's Board of Directors shall conclude in good faith based on the advice of OSI's outside counsel that such action is necessary in order for OSI's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

      (ii) OSI shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by OSI or any OSI Representatives with respect to any OSI Acquisition Proposal existing on the date hereof.

      (iii) Not less than one business day prior to taking any action referred to in Section 7.1(a)(i), if OSI intends to participate in any such discussions or negotiations or provide any such information to any such third party, OSI shall give written notice to CRA of such intended action. OSI will promptly notify CRA of such requests of such information or the receipt of any OSI Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such OSI Acquisition Proposal, and the material terms and conditions of any OSI Acquisition Proposal.

      (iv) As used in this Agreement, "OSI Acquisition Proposal" means any proposal or offer made by a person or group of persons other than a proposal or offer by CRA or any of its Affiliates (which person or group has, in the good faith determination of the Board of Directors of OSI, the financial ability to consummate such proposal or offer), for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving such person or group and OSI or any OSI Significant Subsidiaries or any proposal from any such person or group to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, OSI or any OSI Significant Subsidiaries.

      (b) CRA Alternative Proposal.

      (i) From and after the date hereof, CRA will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "CRA Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead, to any CRA Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement (i) CRA's Board of Directors may take and disclose to the stockholders of CRA a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by CRA or any CRA Representative, of a bona fide CRA Acquisition Proposal, (x) CRA may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of CRA may withdraw, modify or not make its recommendation referred to in Section 7.3 or terminate this Agreement in accordance with Article 9, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that CRA's Board of Directors shall conclude in good faith based on the advice of CRA's outside counsel that such action is necessary in order for CRA's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

      (ii) CRA shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by CRA or any CRA Representatives with respect to any CRA Acquisition Proposal existing on the date hereof.

      (iii) Not less than one business day prior to taking any action referred to in Section 7.1(b)(i), if CRA intends to participate in any such discussions or negotiations or provide any such information to any such third party, CRA shall give written notice to OSI of such intended action. CRA will promptly notify OSI of such requests of such information or the receipt of any CRA Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such CRA Acquisition Proposal, and the material terms and conditions of any CRA Acquisition Proposal.

      (iv) As used in this Agreement, "CRA Acquisition Proposal" means any proposal or offer made by a person or group of persons other than a proposal or offer by OSI or any of its Affiliates (which person or group has, in the good faith determination of the Board of Directors of CRA, the financial ability to consummate such proposal or offer), for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving such person or group and CRA or any CRA Significant Subsidiaries or any proposal from any such person or group to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, CRA or any CRA Significant Subsidiaries.

      7.2. Interim Operations. (a) Prior to the Effective Time, except as set forth in the OSI Disclosure Letter or as contemplated by any other provision of this Agreement, unless CRA has consented in writing thereto, OSI:

      (i) Shall, and shall cause each of its Significant Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

      (ii) Shall use its commercially reasonable efforts, and shall cause each of its Significant Subsidiaries to use its commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

      (iii) Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments (other than Bylaw amendments which are not material to OSI or to the consummation of the transactions contemplated by this Agreement);

      (iv) Shall promptly notify CRA of any breach of any representation or warranty of OSI of which OSI becomes aware contained herein or any OSI Material Adverse Effect;

      (v) Shall promptly deliver to CRA true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

      (vi) Shall not (w) except pursuant to the conversion of the OSI Convertible Notes, the conversion of the Anderson Note, and the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or in the OSI Reports, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (x) grant, confer or award any option, warrant, conversion right or other right not existing, on the date hereof to acquire any shares of its capital stock (other than the grant of options to acquire an aggregate of up to 15,000 shares of OSI Common Stock pursuant to the terms of the OSI Stock Option Plans at an exercise price of not less than the fair market value of the OSI Common Stock on the date of grant) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director, or employee except consistent with past practice, (y) increase any compensation of its present or future officers, directors, or employees (except for normal increases consistent with past practice or as required under the written terms of an OSI Employment Agreement in effect on or before December 31, 1996); enter into any employment agreement with any present or future employee, officer, or director, or amend any such agreement in any material respect; grant any severance or termination pay to any officer, director or employee other than pursuant to existing severance arrangements and policies of OSI or (z) adopt any new OSI Plan or amend any existing OSI Plan in any material respect;

      (vii) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests, (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

      (viii) Shall not, and shall not permit any of its Subsidiaries to (A) sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) except in the ordinary course of business, or (B) acquire any business or any substantial portion of the assets of any person except as identified in the OSI Disclosure Letter and acquisitions involving the payment of consideration by OSI not in excess of $10,000,000 for any single acquisition or $25,000,000 in the aggregate (it being understood that OSI will give CRA not less than fifteen (15) days prior notice of the proposed acquisition of any business or any substantial portion of the assets of any person; if such acquisition requires the written consent of CRA under this clause (viii), consent shall not be unreasonably withheld; and CRA shall be deemed to have given such consent if it does not respond within ten (10) days of receipt of the notice contemplated hereby);

      (ix) Shall not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business or other investments permitted pursuant to clause (viii) above) in, any other person other than a wholly owned Subsidiary, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business, in each case in an amount exceeding $1,000,000;

      (x) Shall not, except as previously approved by the Board of Directors of OSI and identified to CRA prior to the date hereof, or except in the ordinary course of business, make or commit to make capital expenditures other than (A) capital expenditures budgeted for the fiscal year ending December 31, 1997, and (B) capital expenditures (not otherwise included in budgeted capital expenditures referred to in clause (A) above) that may be made by OSI in connection with the acquisitions by OSI or its Subsidiaries permitted under subsection (viii) above; provided such acquisitions would have been permitted under such subsection (viii) if such capital expenditures were deemed to be payment of consideration by OSI in connection therewith;

      (xi) Shall not mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have an OSI Material Adverse Effect;

      (xii) Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of OSI or any of its Subsidiaries;

      (xiii)Shall not and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates, other than with wholly-owned Subsidiaries of OSI, on terms less favorable to OSI or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis;

      (xiv) Shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; and

      (xv) Shall not (i) make or rescind any material express or deemed election relating to taxes, unless it is reasonably expected that such action will not result in an OSI Material Adverse Effect, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not result in an OSI Material Adverse Effect, or (iii) change in any material respect any of its methods or reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to result in an OSI Material Adverse Effect.

      (b) Prior to the Effective Time, except as set forth in the CRA Disclosure Letter or as contemplated by this Agreement, unless OSI has consented in writing thereto, CRA:

      (i) Shall, and shall cause each of its Significant Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

      (ii) Shall use its commercially reasonable efforts, and shall cause each of its Significant Subsidiaries to use its commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

      (iii) Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments (other than Bylaw amendments which are not material to CRA or to the consummation of the transactions contemplated by this Agreement);

      (iv) Shall promptly notify OSI of any breach of any representation or warranty of CRA of which CRA becomes aware contained herein or any CRA Material Adverse Effect;

      (v) Shall promptly deliver to OSI true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

      (vi) Shall not (w) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or in the OSI Reports, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (x) grant, confer or award any option, warrant, conversion right or other right not existing, on the date hereof to acquire any shares of its capital stock (other than the grant of options to acquire an aggregate of up to 15,000 shares of CRA Common Stock pursuant to the terms of the CRA Stock Option Plans at an exercise price of not less than the fair market value of the CRA Common Stock on the date of grant) existing on the date hereof of CRA's stock option plan) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director, or employee except consistent with past practice, (y) increase any compensation of its present or future officers, directors, or employees, (except for normal increases consistent with past practice or as required under the written terms of a CRA Employment Agreement in effect on or before December 31, 1996); enter into any employment agreement with any present or future employee, officer, or director or amend any such agreement in any material respect; grant any severance or termination pay to any officer, director or employee other than pursuant to existing severance arrangements and policies of CRA or (z) adopt any new CRA Plan or amend any existing CRA Plan in any material respect;

      (vii) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests, (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

      (viii) Shall not, and shall not permit any of its Subsidiaries to (A) sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) except in the ordinary course of business, or (B) acquire any business or any substantial portion of the assets of any person except as identified in the CRA Disclosure Letter and acquisitions involving the payment of consideration by CRA not in excess of $10,000,000 for any single acquisition or $25,000,000 in the aggregate (it being understood that CRA will give OSI not less than fifteen (15) days prior notice of the proposed acquisition of any business or any substantial portion of the assets of any person; if such acquisition requires the consent of OSI under this clause (viii), consent shall not be unreasonably withheld; and OSI shall be deemed to have given such consent if it does not respond within ten (10) days of receipt of the notice contemplated hereby);

      (ix) Shall not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business or other investments permitted pursuant to clause (viii) above), in each case in an amount exceeding $1,000,000;

      (x) Shall not, except as previously approved by the Board of Directors of CRA and identified to OSI prior to the date hereof, or except in the ordinary course of business, make or commit to make capital expenditures other than (A) capital expenditures budgeted for the fiscal year ending December 31, 1997 and (B) capital expenditures (not otherwise included in budgeted capital expenditures referred to in clause (A) above) that may be made by CRA in connection with the acquisitions by CRA or its Subsidiaries permitted under subsection (viii) above; provided such acquisitions would have been permitted under such subsection (viii) if such capital expenditures were deemed to be payment of consideration by CRA in connection therewith.

      (xi) Shall not mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have a CRA Material Adverse Effect;

      (xii) Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of CRA or any of its Subsidiaries;

      (xiii) Shall not and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates, other than with wholly-owned Subsidiaries of CRA, on terms less favorable to CRA or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis;

      (xiv) Shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; and

      (xv) Shall not (i) make or rescind any material express or deemed election relating to taxes, unless it is reasonably expected that such action will not result in a CRA Material Adverse Effect, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not result in a CRA Material Adverse Effect, or (iii) change in any material respect any of its methods or reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law, or except for changes that are reasonably expected not to result in a CRA Material Adverse Effect.

      7.3. Meetings of Stockholders. Each of CRA and OSI will take all action necessary in accordance with applicable law and its Articles of Organization or Certificate of Incorporation, as the case may be, and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon
(i) in the case of CRA, the approval of this Agreement, the CRA Merger Agreement and the CRA Merger and (ii) in the case of OSI, the approval of this Agreement and the OSI Merger. Subject to the exercise of the fiduciary duties of the Boards of Directors of CRA and OSI, the Board of Directors of each of CRA and OSI shall recommend such approval (and shall not revoke or withdraw such recommendation) and CRA and OSI shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.7).

      7.4. Filings, Other Action. (a) Each party hereto shall file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") any notification required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memorandum setting forth the substance thereof) between it and its Affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, other than personal financial information filed therewith. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the HSR Act.

      (b) Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary application, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by OSI or CRA or any of their respective Significant Subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement; and

      (c) Subject to the terms and conditions herein provided, including the exercise of the fiduciary duties of the Boards of Directors of CRA and OSI, the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

      7.5. Inspection of Records. From the date hereof to the Effective Time, each of OSI and CRA shall (i) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of OSI and CRA and their respective Subsidiaries, as the case may be,
(ii) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of OSI or CRA, as the case may be, to cooperate with the other in the other's investigation of the business of it and its Subsidiaries.

      7.6. Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter OSI and CRA shall, subject to their respective legal obligations (including requirements of stock exchanges, quotation or trading systems and other similar regulatory bodies), consult with each other, and use commercially reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange or quotation or trading system with respect thereto.

      7.7. Registration Statement. CRA and OSI shall cooperate and promptly prepare and Holding Company shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Holding Company Common Stock issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of OSI and of CRA in connection with the Mergers (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Holding Company shall use all commercially reasonable efforts, and CRA and OSI will cooperate with Holding Company, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Holding Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to CRA and OSI and advise CRA and OSI of any verbal comments with respect to the Form S-4 received from the SEC. Holding Company shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Holding Company agrees that (i) the S-4 will not, at the time it is filed with the Commission and the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of OSI and CRA will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Holding Company in reliance upon and in conformity with written information concerning CRA or OSI furnished to Holding Company by CRA or OSI specifically for use in the Proxy Statement/Prospectus. CRA and OSI each agrees that the written information provided by it for inclusion in the S-4 and each amendment or supplement thereto, at the time it is filed with the Commission and the time it becomes effective under the Securities Act, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. CRA and OSI each agrees that the written information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, and at the time of the respective meetings of stockholders of OSI and CRA will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Holding Company without the approval of CRA and OSI. Holding Company will advise CRA and OSI, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Holding Company Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

      7.8. Listing Application. Holding Company shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Holding Company Common Stock issuable in the Mergers, and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the quotation, of such Holding Company Common Stock, subject to official notice of issuance, on the Nasdaq National Market.

      7.9. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers, including in the case of CRA and OSI causing their designees on the Holding Company Board of Directors to cause Holding Company to perform such acts and execute such documents.

      7.10. Affiliate Letters. At least 30 days prior to the Closing Date, CRA and OSI shall deliver to Holding Company a list of names and addresses of those persons who were, in CRA's and OSI's reasonable judgment, at the record date for its stockholders' meeting to approve the Mergers, "affiliates" (each such person, an "Affiliate") of CRA or OSI within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. OSI shall use all commercially reasonable efforts to deliver or cause to be delivered to Holding Company, prior to the Closing Date, from each of the Affiliates of OSI identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit E. CRA shall use all commercially reasonable efforts to deliver or cause to be delivered to Holding Company, prior to the Closing Date, from each of the Affiliates of CRA identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit E. Holding Company shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Holding

Company Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Holding Company Common Stock, consistent with the terms of such Affiliate Letters.

      7.11. Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC, (c) the reasonable expenses of Holding Company and (d) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be shared equally by OSI and CRA. OSI and CRA each agree to pay one-half of any such expenses promptly upon written request therefor by Holding Company or by any other person, including OSI or CRA, paying on behalf of, or providing credit with respect thereto to, Holding Company.

      7.12. Insurance; Indemnity. (a) From and after the Effective Time, Holding Company shall indemnify, defend and hold harmless to the fullest extent that CRA or OSI would have been permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of CRA or OSI (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding, or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify Holding Company thereof, (ii) Holding Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Holding Company, in advance of the final disposition of any such Action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (iii) Holding Company will cooperate in the defense of any such matter; provided, however, that Holding Company shall not be liable for any settlement effected without its written consent and provided, further, that Holding Company shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

      (b) Holding Company shall keep in effect, and shall cause the surviving corporation of the CRA Merger to keep in effect, provisions in its Articles or Certificate of Incorporation or Organization and Bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under applicable law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' rights of exculpation and indemnification.

      (c) For a period of six years after the Effective Time, Holding Company shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by CRA's or OSI's existing officers' and directors' liability insurance policies on terms materially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that Holding Company shall not be required in order to maintain or procure such coverage to pay an annual premium for either CRA or OSI in excess of one and one-half times the current annual premium paid by OSI for its existing coverage (the "Cap") (which current annual premium is approximately $110,000); and provided, further, that if equivalent coverage cannot be obtained for CRA or OSI, or can be obtained only by paying an annual premium in excess of the Cap, Holding Company shall only be required to obtain as much coverage for CRA or OSI as can be obtained by paying an annual premium equal to such Cap.

      (d) In the event that Holding Company or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of Holding Company shall assume the obligations set forth in this Section 7.12.

      (e) The provisions of this Section shall survive the consummation of the Mergers and expressly are intended to benefit each of the Indemnified Parties. The foregoing provisions of this Section 7.12 shall not limit or impair the rights of the Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational documents of CRA and OSI and their respective Subsidiaries or applicable laws.

      7.13. Takeover Statute. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, CRA and OSI and the members of the Boards of Directors of CRA and OSI shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

      7.14. Conduct of Business by Holding Company and CRA Merger Sub Pending the Mergers. Prior to the Effective Time and subject to any applicable regulatory approvals, CRA and OSI shall cause Holding Company and CRA Merger Sub to (a) perform their respective obligations hereunder and under this Agreement and the Merger Agreements in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated hereby and thereby, (b) not incur directly or indirectly any liabilities or obligations except those incurred in connection with the consummation of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby, (c) not engaged directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement or the Merger Agreements and (d) not create, grant or suffer to exist any lien upon their respective properties or assets which would attach to any properties or assets of CRA or OSI after the Effective Time.

      7.15. Employee Benefits. Immediately following the Effective Time, Holding Company will cause employee benefit plans to be in effect for the benefit of CRA's and OSI's employees that are reasonably comparable in the aggregate to the employee benefit plans that were in effect immediately prior to the Effective Time.

      7.16. Conveyance Taxes. OSI and CRA shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

      7.17 Incentive Plan. Holding Company shall promptly adopt an executive long term incentive plan reasonably acceptable to both CRA and OSI.

                                    ARTICLE 8

                                   CONDITIONS

      8.1. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by the applicable regulations of the Nasdaq National Market, any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of OSI and CRA, respectively.

      (b) The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except for such consents, approvals, permits or authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to have, a Material Adverse Effect on Holding Company (assuming the Mergers have taken place) or to materially adversely affect the consummation of the Mergers, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on Holding Company (assuming the Mergers have taken place).

      (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Mergers. In the event any such Injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such Injunction lifted.

      (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of CRA or OSI, threatened.

      (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of CRA and OSI (and their respective Subsidiaries), taken as a whole, following the Effective Time.

      (f) The Holding Company Common Stock to be issued to CRA and OSI stockholders in connection with the Mergers shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

      8.2. Conditions to Obligation of OSI to Effect the Mergers. The obligation of OSI to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) CRA shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of CRA contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing Date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of the Closing Date), except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of such date), and OSI shall have received a certificate of the President or a Vice President of CRA, dated the Closing Date, certifying to such effect.

      (b) OSI and Holding Company shall have received the opinion of Vinson & Elkins L.L.P., special counsel to OSI and Holding Company, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the OSI Merger will be treated as a reorganization governed by Section 368(a) of the Code; and that OSI will not recognize gain or income in the OSI Merger.

      (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of CRA and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a CRA Material Adverse Effect.

      (d) Holders of not more than 5% of the CRA Common Stock outstanding immediately preceding the Effective Time shall have perfected appraisal rights under applicable law.

      (e) At the Closing, OSI shall have received an opinion, dated the Closing Date, from CRA's independent auditors, Arthur Andersen, L.L.P., to the effect that the business combination to be effected by the Mergers would be properly accounted for as a pooling-of-interests.

      (f) The opinion of DLJ referred to in Section 5.15 herein shall have been reissued at the time of mailing the Proxy Statement/Prospectus and shall not have been withdrawn or materially modified by DLJ in a manner adverse to OSI's stockholders.

      8.3. Conditions to Obligation of CRA to Effect the Mergers. The obligation of CRA to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) OSI shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of OSI contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of the Closing Date), except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of such date), and CRA shall have received a certificate of the President or Vice President of OSI, dated the Closing Date, certifying to such effect.

      (b) CRA shall have received the opinion of Hutchins, Wheeler & Dittmar, special counsel to CRA, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the CRA Merger will be treated as a transfer of property to Holding Company by holders of CRA Common Stock governed by Section 351(a) of the Code or a reorganization governed by Section 368(a) of the Code or both; and OSI and Holding Company shall have received the opinion of Vinson & Elkins LLP described in Section 8.2(b) of this Agreement.

      (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of OSI and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an OSI Material Adverse Effect.


      (d) Holders of not more than 5% of the OSI Common Stock outstanding immediately preceding the Effective Time shall have perfected appraisal rights under applicable law.

      (e) At the Closing, CRA shall have received an opinion, dated the Closing Date, from OSI's independent auditors, Arthur Andersen, L.L.P., to the effect that the business combination to be effected by the Mergers would be properly accounted for as a pooling-of-interests.

      (f) The opinion of Alex. Brown & Sons Incorporated referred to in Section
6.15 herein shall have been reissued at the time of mailing the Proxy Statement/Prospectus and shall not have been withdrawn or materially modified by Alex. Brown & Sons Incorporated in a manner adverse to CRA's stockholders.

                                    ARTICLE 9

                                   TERMINATION

      9.1. Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of CRA or OSI, by the mutual written consent of CRA and OSI.

      9.2. Termination by Either CRA or OSI. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of either CRA or OSI if (a) the

Mergers shall not have been consummated by October 31, 1997, or (b) the approval of OSI's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) the approval of CRA's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or
(d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all commercially reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers by October 31, 1997.

      9.3. Termination by OSI. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of OSI referred to in Section 8.1(a), by action of the Board of Directors of OSI, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of OSI determines that such termination is required by reason of an OSI Alternative Proposal being made; provided that OSI shall notify CRA promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any OSI Alternative Proposal, but in no event shall notice be given less than one full business day prior to the public announcement of OSI's termination of this Agreement; or (b) there has been a breach by CRA of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a CRA Material Adverse Effect; or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of CRA, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by OSI to CRA; or (d) the Board of Directors of CRA shall have withdrawn or modified in a manner materially adverse to OSI its approval or recommendation of this Agreement or the Mergers. Notwithstanding the foregoing, OSI's ability to terminate this Agreement pursuant to this Section 9.3 is conditioned upon the prior payment by OSI of any amount owed by it pursuant to Section 9.5(a).


      9.4. Termination by CRA. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of CRA referred to in Section 8.1(a), by action of the Board of Directors of CRA, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of CRA determines that such termination is required by reason of a CRA Alternative Proposal being made; provided that CRA shall notify OSI promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any CRA Alternative Proposal, but in no event shall notice be given less than one full business day prior to the public announcement of CRA's termination of this Agreement; or (b) there has been a breach by OSI of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an OSI Material Adverse Effect; or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of OSI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by CRA to OSI; or (d) the Board of Directors of OSI shall have withdrawn or modified in a manner materially adverse to CRA its approval or recommendation of this Agreement or the Mergers. Notwithstanding the foregoing, CRA's ability to terminate this Agreement pursuant to this Section 9.4 is conditioned upon the prior payment by CRA of any amount owed by it pursuant to
Section 9.5(b).

      9.5. Effect of Termination and Abandonment. (a) In the event that any person shall have made an OSI Alternative Proposal for OSI and thereafter this Agreement is terminated pursuant to Section 9.3(a) or Section 9.4(d), then OSI shall pay to CRA a fee of $10 million, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of 9.3 if applicable or, otherwise, within two business days after such amount becomes due. OSI acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CRA would not enter into this Agreement; accordingly, if OSI fails to properly pay the amount due pursuant to this
Section 9.5(a) and, in order to obtain such payment, CRA commences a suit which results in a judgment against OSI for the fee set forth in this Section 9.5(a), OSI shall pay to CRA its costs and expenses (including attorneys' fees) in connection with such suit, together with interest in the amount of the fee at the rate of 12% per annum.

      (b) In the event that any person shall have made a CRA Alternative Proposal for CRA and thereafter this Agreement is terminated pursuant to Section 9.4(a) or 9.3(d), then CRA shall pay to OSI a fee of $10 million, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of 9.4 if applicable or, otherwise, within two business days after such amount becomes due. CRA acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, OSI would not enter into this Agreement; accordingly, if CRA fails to properly pay the amount due pursuant to this Section 9.5(b) and, in order to obtain such payment, OSI commences a suit which results in a judgment against CRA for the fee set forth in this Section 9.5(b), CRA shall pay to OSI its costs and expenses (including attorneys' fees) in connection with such suit, together with interest in the amount of the fee at the rate of 12% per annum.

      (c) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.5 and Section 7.11 and except for the
provisions of Article 10. Moreover, in the event of termination of this Agreement pursuant to Section 9.3 or 9.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

      9.6. Extension, Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

      10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Mergers and shall not survive the Mergers, provided, however, that the agreements contained in Article 4,
Section 7.11, Section 7.12, Section 7.15 and this Article 10 shall survive the Mergers and Sections 7.11 and 9.5 shall survive termination.

      10.2. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by next day delivery by a nationally recognized overnight delivery service or by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice hereunder) or (iii) one business day after sending by overnight delivery, and five business days after the date of mailing by certified or registered mail, to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

If to CRA:

CRA Managed Care, Inc.
312 Union Wharf
Boston, Massachusetts 02109
Attention: Chairman
Telecopier No.: (617) 720-1259

With copies to:

Hutchins, Wheeler & Dittmar
A Professional Corporation
101 Federal Street
Boston, MA 02110
Attention: James Westra, Esq.
Telecopier No.: (617) 951-1295

If to OSI:

OccuSystems, Inc.
3010 LBJ Freeway
Suite 400
Dallas, TX 75234
Attention: General Counsel
Telecopier No.: (972) 243-7540

With copies to:

Vinson & Elkins L.L.P.
2001 Ross Avenue
Suite 3700
Dallas, TX 75201
Attention: Jeffrey A. Chapman
Telecopier No.: (214) 220-7716

If to Holding Company:

Concentra Managed Care, Inc.
c/o CRA in accordance with the provisions of this Section 10.2 and to Concentra Managed Care, Inc.,
c/o OSI in accordance with the provisions of this Section 10.2 or to such other address as any party shall specify by written notice so given.

      10.3. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 7.12 and Section 7.15 nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      10.4. Entire Agreement. This Agreement, the Exhibits, OSI Disclosure Letter, CRA Disclosure Letter, the Confidentiality Agreement dated March 19, 1997, between OSI and CRA (except that the "standstill" provisions set forth in such Confidentiality Agreement are hereby deemed to be superseded by Section 9 of each of the CRA Stock Option Agreement and the OSI Stock Option Agreement), and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

      10.5. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with Mergers by the stockholders of OSI and CRA, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to its rules of conflict of laws, except that the provisions of Article 2 and Article 4 with respect to the CRA Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      10.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

      10.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

      10.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

      10.10.Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      10.11.Incorporation of Exhibits. The OSI Disclosure Letter, CRA Disclosure Letter and all Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      10.12.Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      10.13.Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.14.Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words

"Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

              [Remainder of this Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                       CRA MANAGED CARE, INC.


                                       By: /s/ Donald J. Larson
                                           -------------------------------------
                                           President and Chief Executive Officer


                                       OCCUSYSTEMS, INC.


                                       By: /s/ John K. Carlyle
                                           -------------------------------------
                                           Chairman and Chief Executive Officer


                                       CONCENTRA MANAGED CARE, INC.


                                       By: /s/ John K. Carlyle
                                           -------------------------------------
                                           Chairman

                                                                  EXHIBIT A
                                                                      to
                                                                Reorganization
                                                                  Agreement
                             CERTIFICATE OF INCORPORATION

                                          OF

                             CONCENTRA MANAGED CARE, INC.


    FIRST:  The name of the corporation is Concentra Managed Care, Inc.

    SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

    FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Hundred and Twenty (120), of which (a) One Hundred (100) shares shall be designated as Common Stock, par value $0.01 per share, and (b) Twenty (20) shares shall be designated as Preferred Stock, par value $1.00 per share.

    The following is a statement of the designations, preferences, limitations and relative rights, including voting rights in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

    A.   COMMON STOCK

    1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

    2. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

    3. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation.

    B.   PREFERRED STOCK

    1. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, designations, preferences, rights and qualifications, limitations or restrictions, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof). Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation (or a duly authorized committee thereof) is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series and to fix the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors (or a duly authorized committee thereof) may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, preferences, rights and qualifications, limitation or restrictions may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series of identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation (or a duly authorized committee thereof) with respect to each series shall include, but shall not be limited to, the authority to determine the following:

    (a)  The designation of such series;

    (b)  The number of shares initially constituting such series;

    (c) The rate or rates and the time at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series;

    (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions or such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates and whether such amount shall be payable in cash, property or rights, including securities of the Corporation or another corporation;

    (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution or winding up) in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation.

    (f) Whether or not the shares of such series shall having voting powers and, if such shares shall have such voting powers, the terms and condition thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per shares;

    (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

    (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

    (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

    (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

    (k) Any other preferences, limitations and relative rights as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law.

    2. Except as otherwise provided herein, as required by law or in any resolution of the Board of Directors (or a duly authorized committee thereof) creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

    FIFTH: The name of the incorporator is Elizabeth S. Schue and her mailing address is c/o Vinson & Elkins, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201.

    SIXTH: The number of directors constituting the initial Board of Directors is two (2), and the name of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is John K. Carlyle and Donald J. Larson. The mailing address of each of John K. Carlyle is 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234, and the mailing address of Donald J. Larson is 312 Union Wharf, Boston, Massachusetts 02109.

    SEVENTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

    EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

    NINTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

    TENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of the directors, officers, or stockholders of the Corporation are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

    ELEVENTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the corporation is not personally liable as set forth in the preceding sentence, a director of the corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

    TWELFTH: The corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation or bylaws of the corporation, from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of this corporation by this Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

    I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of April, 1997.



                             -----------------------------------------------
                             Elizabeth S. Schue

                                        BYLAWS

                                          OF

                             CONCENTRA MANAGED CARE, INC.



                                      ARTICLE I
                                       OFFICES

    SECTION 1. REGISTERED OFFICE. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation of the Corporation (as the same may be amended and restated from time to time, the "Certificate of Incorporation"), or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

    SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                      ARTICLE II
                                     STOCKHOLDERS

    SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

    SECTION 2. QUORUM; ADJOURNMENT OF MEETINGS. Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting;

PROVIDED, HOWEVER, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 3. ANNUAL MEETINGS. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

    SECTION 4. SPECIAL MEETINGS. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board (if any), by the President or by a majority of the Board of Directors, or by a majority of the executive committee (if any), and shall be called by the Chairman of the Board (if any), by the President or the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holder(s) of at least ten percent (l0%) of the issued and outstanding stock entitled to vote at such meeting.

    SECTION 5. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (l0) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

    If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with
Article VIII, Section 3 of these bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 12 of this Article II, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 6. NOTICE OF MEETINGS. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the President, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

    SECTION 7. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    SECTION 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

    No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

    Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

    SECTION 9. VOTING; ELECTIONS; INSPECTORS. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

    All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.

    At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

    Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

    SECTION 10. CONDUCT OF MEETINGS. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the President, or if neither the Chairman of the Board (if any), nor President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

    (a)  Calling of meeting to order.
    (b) Election of a chairman and the appointment of a secretary if necessary.
    (c)  Presentation of proof of the due calling of the meeting.
    (d)  Presentation and examination of proxies and determination of a quorum.
    (e)  Reading and settlement of the minutes of the previous meeting.
    (f)  Reports of officers and committees.
    (g) The election of directors if an annual meeting, or a meeting called for that purpose.
    (h)  Unfinished business.
    (i)  New business.
    (j)  Adjournment.

    SECTION 11. TREASURY STOCK. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

    SECTION 12. ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.


                                     ARTICLE III
                                  BOARD OF DIRECTORS

    SECTION 1. POWER; NUMBER; TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

    The number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the Certificate of Incorporation. Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

    Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

    SECTION 2. QUORUM. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    SECTION 3. PLACE OF MEETINGS; ORDER OF BUSINESS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.

    SECTION 4. FIRST MEETING. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

    SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

    SECTION 6.     SPECIAL MEETINGS.  Special meetings of the Board of
Directors may be called by the Chairman of the Board (if any), the President or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

    SECTION 7. REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

    SECTION 8. VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

    If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

    SECTION 9. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

    SECTION 10. ACTION WITHOUT A MEETING; TELEPHONE CONFERENCE MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

    Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    SECTION 11. APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY STOCKHOLDERS. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.


                                      ARTICLE IV
                                      COMMITTEES

    SECTION 1. DESIGNATION; POWERS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

    SECTION 2. PROCEDURE; MEETINGS; QUORUM. Any committee designated pursuant to Section 1 of this Article shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

    SECTION 3. SUBSTITUTION OF MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.


                                      ARTICLE V
                                       OFFICERS

    SECTION 1. NUMBER, TITLES AND TERM OF OFFICE. The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

    SECTION 2. SALARIES. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

    SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    SECTION 4. VACANCIES. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

    SECTION 5. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The President shall be the chief executive officer of the Corporation unless the Board of Directors otherwise unanimously designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors and the executive committee (if any), the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

    SECTION 6. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

    SECTION 7. POWERS AND DUTIES OF THE PRESIDENT. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

    SECTION 8. VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act.
The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    SECTION 9. TREASURER. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

    SECTION 10. ASSISTANT TREASURERS. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

    SECTION 11. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

    SECTION 12. ASSISTANT SECRETARIES. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

    SECTION 13. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                      ARTICLE VI
                            INDEMNIFICATION OF DIRECTORS,
                            OFFICERS, EMPLOYEES AND AGENTS

    SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Section 3 of this Article VI, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

    SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

    SECTION 3. RIGHT OF CLAIMANT TO BRING SUIT. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    SECTION 4. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    SECTION 6. SAVINGS CLAUSE. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

    SECTION 7. DEFINITIONS. For purposes of this Article, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                     ARTICLE VII
                                    CAPITAL STOCK

    SECTION 1. CERTIFICATES OF STOCK. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board (if any), President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

    SECTION 2. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    SECTION 3. OWNERSHIP OF SHARES. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

    SECTION 4. REGULATIONS REGARDING CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

    SECTION 5. LOST OR DESTROYED CERTIFICATES. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

    SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

    SECTION 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

    SECTION 3. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

    Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the bylaws.

    SECTION 4. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

    SECTION 5. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

    SECTION 6. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                                      ARTICLE IX
                                      AMENDMENTS

    If provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such bylaws as adopted or amended by the Board of Directors.

           |                                                         EXHIBIT B
           |              THE COMMONWEALTH OF MASSACHUSETTS              to
-----------|                                                      Reorganization
Examiner   |                      WILLIAM FRANCIS GALVIN            Agreement
           |                 Secretary of the Commonwealth
           |      One Ashburton Place, Boston, Massachusetts 02108-1512
           |
           |                       ARTICLES OF ORGANIZATION
           |                     (General Laws, Chapter 156B)
           |
-----------|
Named      |
Approved   |
           |                            ARTICLE I
           |
           |              The exact name of the corporation is:
           |
           |                          CRA MERGER CORP.
           |
           |                            ARTICLE II
           |
           |  The purpose of the corporation is to engage in the following
           |  business activities:
           |
           |  Any lawful act or activity for which corporations may be
           |  organized under the Massachusetts Business Corporation Law.
           |
           |
           |
           |
           |
  C    / / |
  P    / / |
  M    / / |
 R.A.  / / |
           |
           |
           |
           |
           |
           |
           |
           |
           |
           | NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON -----------| THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH
P.C.       |  ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER
           |  WITH A LEFT MARGIN OF A LEAST 1 INCH. ADDITIONS TO MORE
           |  THAN ONE ARTICLE MAY MADE ON A SINGLE SHEET SO LONG AS
              EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

             (MASS. - 1635 - 9/25/95)

                               ARTICLE III

STATE THE TOTAL NUMBER OF SHARES AND PAR VALUE, IF ANY, OF EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE.

   WITHOUT PAR VALUE                             WITH PAR VALUE

TYPE        NUMBER OF SHARES        TYPE        NUMBER OF SHARES     PAR VALUE

Common:     0                       Common      100                  0.01

Preferred:  0                       Preferred:  0                    0.00


                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


None






                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None






                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


See Continuation Sheet VI



**IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                               ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:

312 Union Wharf, Boston, MA 02109

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


              NAME                   RESIDENTIAL ADDRESS                 POST OFFICE ADDRESS

President:   Don Larson              55 North Main Street                312 Union Wharf
                                     Cohasset, MA 02025                  Boston, MA 02109

Treasurer:   Joseph Pesce            52 Amberwood Drive                  312 Union Wharf
                                     Winchester, MA 01890                Boston, MA 02109

Clerk:       Richard A. Parr II      5224 Beckington Lane                3010 LBJ Freeway, Suite 400
                                     Dallas, TX 75287                    Dallas, TX 75234

Directors:   John K. Carlyle         4817 Augusta Drive                  3010 LBJ Freeway, Suite 400
                                     Frisco, TX 75034                    Dallas, TX 75234

             Don Larson              55 North Main Street                312 Union Wharf
                                     Cohasset, MA 02025                  Boston, MA 02109


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is: CT CORPORATION SYSTEM, 2 Oliver Street, Boston, Massachusetts 02109

                                ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business and residential address(es) are CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this ____ day of ______________, 19__,

/s/ Richard A. Parr II
_____________________________________________________________________________
Richard A. Parr II
_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

(MASS. - 1635)

                        THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF ORGANIZATION
                           (General Laws, Chapter 156B)

       ________________________________________________________________
       ________________________________________________________________

       I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $_________ having been paid, said articles are deemed to have been filed with me this ____ day of _______________ 19___.


       EFFECTIVE DATE:  _________________________________________________




                           WILLIAM FRANCIS GALVIN
                        SECRETARY OF THE COMMONWEALTH

        FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.



                           TO BE FILLED IN BY CORPORATION
                         PHOTOCOPY OF DOCUMENT TO BE SENT TO:

        CT CORPORATION SYSTEM
       ---------------------------------------------------------------
        2 Oliver Street
       ---------------------------------------------------------------
        Boston, Massachusetts 02109
       ---------------------------------------------------------------

       Telephone:  (617) 482-4420
                   ---------------------------------------------------

                               CONTINUATION SHEET VI

    Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders:

I.  GENERAL PROVISIONS

    1. The Corporation eliminates the personal liability of each director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 6 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the Corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

    2. Meetings of the stockholders of the Corporation may be held anywhere in the United States.

    3. The directors of the Corporation may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

    4. The whole or any part of the authorized but unissued shares of capital stock of the Corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

    5.  The Corporation may become a partner in any business.

                                CRA MERGER CORP.

                                 B Y - L A W S


                                   ARTICLE I
                                    OFFICES

   Section 1.  The principal office shall be located in Boston, Massachusetts.

   Section 2. The Corporation may also have offices at such other places both within and without the Commonwealth of Massachusetts as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                        ANNUAL MEETINGS OF STOCKHOLDERS

   Section 1. All meetings of stockholders for the election of directors shall be held in Boston, Commonwealth of Massachusetts, at such place as may be fixed from time to time by the board of directors.

   Section 2. Annual meetings of stockholders, commencing with the year 1998, shall be held on such dated, at such place, within or without the Commonwealth of Massachusetts, and at such time as the board of directors shall fix, at which they shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

   Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each stockholder entitled to vote thereat not less than seven days before the date of the meeting.

   The notice shall also set forth the purpose or purposes for which the meeting is called.

                                   ARTICLE III
                       SPECIAL MEETINGS OF STOCKHOLDERS

   Section 1. Special meetings of stockholders for any purpose other than the election of directors may be held at such time and place within or without the Commonwealth of Massachusetts as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

   Section 2. Special meetings of stockholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.

   Section 3. Written or printed notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, at least seven days before the date fixed for the meeting.

                                   ARTICLE IV
                           QUORUM AND VOTING OF STOCK

   Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of organization. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

   Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or the articles of organization.

   Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

   Section 4. Any action required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V
                                    DIRECTORS

   Section 1. The number of directors shall be two (2). Directors need not be residents of the Commonwealth of Massachusetts nor stockholders of the Corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the stockholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of stockholders.

   Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

   Section 3. The business affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the articles of organization or by these by-laws directed or required to be exercised or done by the stockholders.

   Section 4. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the Commonwealth of Massachusetts, at such place or places as they may from time to time determine.

   Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

                                   ARTICLE VI
                       MEETINGS OF THE BOARD OF DIRECTORS

   Section 1. Meetings of the board of directors, regular or special, may be held either within or without the Commonwealth of Massachusetts.

   Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

   Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

   Section 4. Special meetings of the board of directors may be called by the president on five (5) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

   Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

   Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of organization. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of organization. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

   Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

   Section 8. Unless the articles of organization or the by-laws otherwise provide, the members of the board of any Corporation or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE VII
                               EXECUTIVE COMMITTEE

   Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                   ARTICLE VIII
                                      NOTICES

   Section 1. Whenever, under the provisions of the statutes or of the articles of organization or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

   Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of organization or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX
                                    OFFICERS

   Section 1. The initial officers shall be elected by the incorporators and are set forth in the articles of organization. The officers of the Corporation shall be a president, a treasurer and a clerk. The president shall be chosen by the board of directors. The treasurer and the clerk shall be elected by the shareholders. The board of directors may choose one or more vice-presidents and one or more assistant treasurers and assistant clerks. None of the officers need be members of the board nor stockholders of the Corporation.

   Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose the officers for the ensuing year.

   Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

   Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

   Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                                 THE PRESIDENT

   Section 6. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

   Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                              THE VICE-PRESIDENTS

   Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                         THE CLERK AND ASSISTANT CLERKS

   Section 9. The clerk shall be a resident of the Commonwealth of Massachusetts, provided however, he need not be such resident, if, and as long as, the Corporation shall appoint and maintain a resident agent for service of process within the Commonwealth. The clerk shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the record books and of the corporate seal of the Corporation and he, or an assistant clerk, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant clerk. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The office of the clerk shall be deemed to be the office of the secretary of the Corporation whenever such office is required for any purpose; and, whenever the signature of the secretary of the Corporation is required on any instrument, or document, by the laws of the United States, or of any other state, or in any other manner whatsoever, the clerk shall have authority to affix his signature in such capacity.

   Section 10. The assistant clerk, or if there be more than one, the assistant clerks in the order determined by the board of directors, shall, in the absence or disability of the clerk, perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

   Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

   Section 12. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

   Section 13. If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

   Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE X
                            CERTIFICATES FOR SHARES

   Section 1. The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Each certificate shall be signed by the chairman of the board of directors, the president or a vice-president and the treasurer or an assistant treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights of subsequent series.

   Any shares subject to any restriction on transfer shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

   Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 19, 25-28 or 41A or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

   Section 2. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                               LOST CERTIFICATES

   Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                              TRANSFERS OF SHARES

   Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                             FIXING OF RECORD DATE

   Section 5. The board of directors may fix in advance a time which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such period.

                            REGISTERED STOCKHOLDERS

   Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Massachusetts.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                                   DIVIDENDS

   Section 1. Subject to the provisions of the articles of organization relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of organization.

   Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

   Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

   Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                      SEAL

   Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Massachusetts". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                           /s/ John K. Carlyle
                                           ------------------------
                                           John K. Carlyle


                                           /s/ Donald J. Larson
                                           ------------------------
                                           Donald J. Larson

                                                                   EXHIBIT C
                                                                      to
                                                                 Reorganization
                                                                   Agreement
                        AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of _________, 1997, by and between CRA Merger Corp., a Massachusetts corporation ("CRA Merger Corp.") and a wholly-owned subsidiary of Concentra Managed Care, Inc., a Delaware corporation ("Holding Company"), and CRA Managed Care, Inc., a Massachusetts corporation ("CRA"). CRA and CRA Merger Corp. are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

     A. This Agreement is being entered into pursuant to an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement"), by and among CRA, OccuSystems, Inc., a Delaware corporation ("OccuSystems"), and Holding Company. The Reorganization Agreement provides for, among other things, (i) the merger of OccuSystems with and into Holding Company and (ii) the merger of CRA Merger Corp. with and into CRA. All defined terms that are not otherwise defined herein shall have the meaning ascribed to such terms in the Reorganization Agreement.

     B. The number of outstanding shares of common stock, par value $.01 per share, of CRA Merger Corp. is 100, all of which shares are of one class and all of which shares are entitled to vote. The number of outstanding shares of the common stock, par value $.01 per share, of CRA (the "CRA Common Stock") is _______, all of which shares are of one class and all of which shares are entitled to vote.

     C. The respective Boards of Directors of CRA Merger Corp. and CRA have approved this Agreement and have directed that this Agreement be submitted to a vote of Holding Company, the sole stockholder of CRA Merger Corp, and the stockholders of CRA.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CRA Merger Corp. and CRA hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                     ARTICLE I
                                    THE MERGER

     Section 1.1 MERGER. In accordance with the provisions of this Agreement and the Massachusetts Business Corporation Law (the "MBCL"), at the Effective Time of the CRA Merger (as hereinafter defined) CRA Merger Corp. shall be merged with and into CRA (the "CRA Merger"), the separate corporate existence of CRA Merger Corp. shall cease and CRA will become a wholly-owned subsidiary of Holding Company. CRA shall be the surviving corporation in the CRA Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts.

     Section 1.2 FILING AND EFFECTIVENESS. The CRA Merger shall become effective when the following actions have been completed: (a) the Reorganization Agreement and the CRA Merger shall have been adopted and approved by the stockholders of CRA and Holding Company, the sole stockholder of CRA Merger Corp., in accordance with the requirements of the MBCL; and (b) an executed Articles of Merger shall have been filed with the Secretary of State of the Commonwealth of Massachusetts. The date and time when the CRA Merger shall become effective, as hereinabove provided, is herein called the "Effective Time of the CRA Merger."

     Section 1.3 EFFECT OF THE MERGER. At the Effective Time of the CRA Merger, (a) the separate existence of CRA Merger Corp. shall cease and CRA, as the Surviving Corporation, shall possess all the rights, privileges, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities and duties of the Constituent Corporation and (b) the Surviving Corporation shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations and shall be liable for all the obligations and liabilities of each of the Constituent Corporations, all as more fully provided under the applicable provisions of the MBCL.

                                 ARTICLE II
                 CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     Section 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of CRA Merger Corp. as in effect immediately prior to the Effective Time of the CRA Merger shall be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time of the CRA Merger.

     Section 2.2 BYLAWS. The Bylaws of CRA Merger Corp. as in effect immediately prior to the Effective Time of the CRA Merger shall be the Bylaws of the Surviving Corporation immediately after the Effective Time of the CRA Merger.

     Section 2.3 DIRECTORS AND OFFICERS. The directors and officers of CRA Merger Corp. immediately prior to the Effective Time of the CRA Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified in accordance with applicable law.

                                 ARTICLE III
                             CONVERSION OF STOCK

     Section 3.1 CRA COMMON STOCK. At the Effective Time of the CRA Merger, each share of CRA Common Stock issued and outstanding immediately prior thereto shall, by virtue of the CRA Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into the right to receive 1.786 (the "CRA Ratio") shares of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing CRA Common Stock pursuant to Section 3.5. Each certificate which immediately prior to the Effective Time of the CRA Merger represented outstanding shares of CRA Common Stock shall, on and after the Effective Time of the CRA Merger, be deemed for all purposes to represent the right to receive the number of shares of Holding Company Common Stock into which the shares of CRA Common Stock represented by such certificate shall have been converted pursuant to this Section 3.1.

     Section 3.2 HOLDING COMPANY COMMON STOCK. At the Effective Time of the CRA Merger, each share of Holding Company Common Stock issued and outstanding immediately prior thereto shall, by virtue of the CRA Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be canceled without payment of any consideration therefor and cease to exist and be outstanding.

     Section 3.3    DISSENTING SHARES.  Notwithstanding anything in this
Article III to the contrary, shares of CRA Common Stock which are issued and outstanding immediately prior to the Effective Time of the CRA Merger and which are held by stockholders who have not voted such shares in favor of the CRA Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the MBCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive shares of Holding Company Common Stock pursuant to Section 3.1, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time of the CRA Merger, the right to receive the shares of Holding Company Common Stock pursuant to
Section 3.1, without any interest thereon.

     Section 3.4 FRACTIONAL SHARES, ETC. No certificate of scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of Certificates. In lieu of any fractional shares, each holder of shares of Converted Stock who would otherwise have been entitled to a fraction of a share of Holding Company Common Stock upon surrender of Certificates for exchange will be paid an amount of cash (without interest) in accordance with the terms and conditions of Section 4.5 of the Reorganization Agreement.

     Section 3.5 EXCHANGE FUND EXCHANGE PROCEDURES, ETC. The surrender and exchange of Certificates for shares of Holding Company Common Stock shall be made in accordance with the terms and conditions of Section 4.6 of the Reorganization Agreement.

                                  ARTICLE IV
                                    GENERAL

     Section 4.1 FURTHER ASSURANCE. From time to time, as and when required by the Surviving Corporation, or by its successors or assigns, there shall be executed and delivered on behalf of CRA such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CRA and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of CRA or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     Section 4.2 TERMINATION. At any time before the Effective Time of the CRA Merger, this Agreement may be terminated and the CRA Merger may be abandoned for any reason whatsoever by the Board of Directors of either CRA or CRA Merger Corp., or of both, notwithstanding the approval of this Agreement by the stockholders of CRA or the sole stockholder of CRA Merger Corp. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either of the parties hereto except as otherwise provided in the Reorganization Agreement.

     Section 4.3 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     Section 4.4 AMENDMENT. This Agreement shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

     Section 4.5 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of the Constituent Corporations.

                              CRA MANAGED CARE, INC.
                              a Massachusetts corporation


                              By:
                                    ------------------------------------------
                              Name:
                                    ------------------------------------------
                              Title:
                                    ------------------------------------------


                              CRA MERGER CORP.
                              a Massachusetts corporation


                              By:
                                    ------------------------------------------
                              Name:
                                    ------------------------------------------
                              Title:
                                    ------------------------------------------

                                                                   EXHIBIT D
                                                                      to
                                                                 Reorganization
                                                                   Agreement
                             AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of _________, 1997, by and between Concentra Managed Care, Inc., a Delaware corporation ("Holding Company"), and OccuSystems, Inc., a Delaware corporation ("OccuSystems"). Holding Company and OccuSystems are sometimes referred to herein as the "Constituent Corporations."

                                       RECITALS

    A. This Agreement is being entered into pursuant to an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement"), by and among OccuSystems, Holding Company and CRA Managed Care, Inc. ("CRA"), a Massachusetts corporation. The Reorganization Agreement provides for, among other things, (i) the merger of OccuSystems with and into Holding Company and (ii) the merger of a wholly-owned subsidiary of Holding Company with and into CRA. All defined terms that are not otherwise defined herein shall have the meaning ascribed to such terms in the Reorganization Agreement.

    B. The number of outstanding shares of common stock, par value $.01 per share, of Holding Company (the "Holding Company Common Stock") is 100, all of which shares are of one class and all of which shares are entitled to vote. The number of outstanding shares of the common stock, par value $.01 per share, of OccuSystems (the "OccuSystems Common Stock") is _______, all of which shares are of one class and all of which shares are entitled to vote.

    C. The respective Boards of Directors of Holding Company and OccuSystems have approved this Agreement and have directed that this Agreement be submitted to a vote of the stockholders of Holding Company and the stockholders of OccuSystems.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Holding Company and OccuSystems hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                      ARTICLE I
                                      THE MERGER

    Section 1.1 MERGER. In accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "DGCL"), at the Effective Time of the OccuSystems Merger (as hereinafter defined), OccuSystems shall be merged with and into Holding Company (the "OccuSystems Merger") and the separate corporate existence of OccuSystems shall cease. Holding Company shall be the surviving corporation in the OccuSystems Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

    Section 1.2 FILING AND EFFECTIVENESS. The OccuSystems Merger shall become effective when the following actions have been completed:(a) the Reorganization Agreement and the OccuSystems Merger shall have been adopted and approved by the stockholders of OccuSystems and the stockholders of Holding Company in accordance with the requirements of the DGCL; and (b) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware. The date and time when the OccuSystems Merger shall become effective, as hereinabove provided, is herein called the "Effective Time of the OccuSystems Merger."

    Section 1.3 EFFECT OF THE MERGER. At the Effective Time of the OccuSystems Merger, (a) the separate existence of OccuSystems shall cease and Holding Company, as the Surviving Corporation, shall possess all the rights, privileges, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities and duties of the Constituent Corporation and (b) the Surviving Corporation shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations and shall be liable for all the obligations and liabilities of each of the Constituent Corporations, all as more fully provided under the applicable provisions of the DGCL.

                                      ARTICLE II
                      CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    Section 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Holding Company as in effect immediately prior to the Effective Time of the OccuSystems Merger shall be the Certificate of Incorporation of the Surviving Corporation immediately after the Effective Time of the OccuSystems Merger.

    Section 2.2 BYLAWS. The Bylaws of Holding Company as in effect immediately prior to the Effective Time of the OccuSystems Merger shall be the Bylaws of the Surviving Corporation immediately after the Effective Time of the OccuSystems Merger.

    Section 2.3 DIRECTORS AND OFFICERS. The directors and officers of Holding Company immediately prior to the Effective Time of the OccuSystems Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified in accordance with applicable law.

                                     ARTICLE III
                                 CONVERSION OF STOCK

    Section 3.1 OCCUSYSTEMS COMMON STOCK. At the Effective Time of the OccuSystems Merger, each share of OccuSystems Common Stock issued and outstanding immediately prior thereto shall, by virtue of the OccuSystems Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into the right to receive one (the "OccuSystems Ratio") share of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing OccuSystems Common Stock pursuant to Section 3.4. Each certificate which immediately prior to the Effective Time of the OccuSystems Merger represented outstanding shares of OccuSystems Common Stock shall, on and after the Effective Time of the OccuSystems Merger, be deemed for all purposes to represent the right to receive the number of shares of Holding Company Common Stock into which the shares of OccuSystems Common Stock represented by such certificate shall have been converted pursuant to this Section 3.1.

    Section 3.2 HOLDING COMPANY COMMON STOCK. At the Effective Time of the OccuSystems Merger, each share of Holding Company Common Stock issued and outstanding immediately prior thereto shall, by virtue of the OccuSystems Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be canceled without payment of any consideration therefor and cease to exist and be outstanding.

    Section 3.3 FRACTIONAL SHARES, ETC. No certificate or scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of Certficates. In lieu of any fractional shares, each holder of shares of Converted Stock who would otherwise have been entitled to a fraction of a share of Holding Company Common Stock upon surrender of Certificates for exchange will be paid an amount of cash (without interest) in accordance with the terms and conditions of Section 4.5 of the Reorganization Agreement.

    Section 3.4 EXCHANGE FUND EXCHANGE PROCEDURES, ETC. The surrender and exchange of Certificates for shares of Holding Company Common Stock shall be made in accordance with the terms and conditions of Section 4.6 of the Reorganization Agreement.

                                      ARTICLE IV
                                       GENERAL

    Section 4.1 FURTHER ASSURANCE. From time to time, as and when required by the Surviving Corporation, or by its successors or assigns, there shall be executed and delivered on behalf of OccuSystems such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of OccuSystems and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of OccuSystems or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    Section 4.2 TERMINATION. At any time before the Effective Time of the OccuSystems Merger, this Agreement may be terminated and the OccuSystems Merger may be abandoned for any reason whatsoever by the Board of Directors of either OccuSystems or Holding Company, or of both, notwithstanding the approval of this Agreement by the stockholders of OccuSystems or the stockholders of Holding Company. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either of the parties hereto except as otherwise provided in the Reorganization Agreement.

    Section 4.3 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    Section 4.4 AMENDMENT. This Agreement shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

    Section 4.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

    IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of the Constituent Corporations.


                             CONCENTRA MANAGED CARE, INC.
                             a Delaware corporation


                             By:
                                   -----------------------------------------
                             Name:
                                   -----------------------------------------
                             Title:
                                   -----------------------------------------


                             OCCUSYSTEMS, INC.
                             a Delaware corporation


                             By:
                                   -----------------------------------------
                             Name:
                                   -----------------------------------------
                             Title:
                                   -----------------------------------------

                                                                       EXHIBIT E
                                                               TO REORGANIZATION
                                                                       AGREEMENT

                            FORM OF AFFILIATE LETTER

________________
________________
________________

Ladies and Gentlemen:

      I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of ______________ (the "Company"), as the term "affiliate" is
(i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Agreement"), between CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), OccuSystems, Inc., a Delaware corporation (the "OSI") and Concentra Managed Care, Inc., a Delaware corporation ("Holding Company"), I may receive shares of Common Stock, par value $.01 per share, of Holding Company (the "Holding Company Securities") in exchange for shares owned by me of Common Stock, par value $__ per share, of the Company (the "Company Common Stock").

      I represent, warrant and covenant to Holding Company that in the event I receive, or am deemed the beneficial owner of, any Holding Company Securities as a result of the Mergers (as defined in the Agreement):

      A. I shall not make any sale, transfer or other disposition of the Holding Company Securities in violation of the Act or the Rules and Regulations.

      B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Holding Company Securities to the extent I felt necessary, with my counsel or counsel for the Company.

      C. I will not sell or transfer any of my Company Common Stock during the period beginning 30 days prior to consummation of the Mergers (as such term is defined in the Agreement). I understand that the Commission has restricted the sales of stock held by affiliates prior to the Mergers to a period beginning generally 30 days prior to consummation of the Mergers to preserve the spirit of risk sharing. I understand that the Commission generally will not question dispositions by affiliates made more than 30 days prior to the consummation of the Mergers if they are not made to avoid the risk sharing intent of APB No. 16. Furthermore, I understand that if I do sell any Company Common Stock that I hold before the aforementioned period, the Commission will determine if I intended to avoid risk sharing by looking to the following factors: proximity of the sale to the aforementioned period, magnitude of the Company Common Stock sold, reasons for disposal and the nature of my affiliate status. In the event the Commission determines that I intended to avoid risk sharing due to a sale or transfer of the Company Common Stock made by me after the date hereof, I agree to take any actions reasonably requested, including rescinding such sales or transfers, such that the Commission will determine that such sales or transfers did not avoid risk sharing.

      D. I will not sell, transfer or otherwise dispose of any Holding Company Securities held by me until after such time as results covering at least 30 days of post Effective Time operations of Holding Company have been published in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations. Holding Company shall notify the "affiliates" of the publication of such results.

      E. I understand that, except as may be provided in any registration rights agreement entered into by the Holding Company and the undersigned, the Holding Company is under no obligation to register the sale, transfer or other disposition of the Holding Company Securities by me or on my behalf under the Act take any other action necessary in order to make compliance with an exemption from such registration available.

      F. I also understand that stop transfer instructions will be given to the Holding Company's transfer agents with respect to the Holding Company Securities and that the Holding Company may place on the certificates for the Holding Company Securities issued to me, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED APRIL 21, 1997, BETWEEN THE REGISTERED HOLDER HEREOF AND HOLDING COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HOLDING COMPANY.

      Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                       Very truly yours,


                                       ------------------------------
                                       Name:

Agreed and accepted this ___ day of _________________, 1997 by ________________.


By:
   ----------------------------
   Name:
   Title:

                                SCHEDULE 1.2
                                     TO
                     AGREEMENT AND PLAN OF REORGANIZATION

                 Directors and Officers of the Holding Company

                                  Directors

                               Donald J. Larson
                               John K. Carlyle

                                  Officers

John K. Carlyle        Chairman
Donald J. Larson       President and Chief Executive Officer
John A. McCarthy       Executive Vice President - Managed Care Services
Richard A. Parr II     Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce        Executive Vice President, Chief Financial Officer, and
                       Treasurer
Daniel J. Thomas       Executive Vice President - Practice Management Services
W. Tom Fogarty, M.D.   Senior Vice President and Chief Medical Officer
Peter R. Gates         Senior Vice President - Marketing and Sales
James M. Greenwood     Senior Vice President - Corporate Development

                              SCHEDULE 3.1(a)
                                     TO
                     AGREEMENT AND PLAN OF REORGANIZATION

             Directors of the Surviving Corporation of CRA Merger

                               Donald J. Larson
                               John A. McCarthy
                                Joseph F. Pesce

                              SCHEDULE 3.1(b)
                                     TO
                     AGREEMENT AND PLAN OF REORGANIZATION

                        Directors of OccuCenters, Inc.

                               Donald J. Larson
                                Joseph F. Pesce
                               Daniel J. Thomas

                              SCHEDULE 3.2(a)
                                     TO
                     AGREEMENT AND PLAN OF REORGANIZATION

           Officers of the Surviving Corporation of the CRA Merger

John K. Carlyle        Chairman
Donald J. Larson       President and Chief Executive Officer
John A. McCarthy       Executive Vice President - Managed Care Services
Richard A. Parr II     Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce        Executive Vice President, Chief Financial Officer, and
                       Treasurer
Peter R. Gates         Senior Vice President - Marketing and Sales
James M. Greenwood     Senior Vice President - Corporate Development

                              SCHEDULE 3.2(b)
                                     TO
                     AGREEMENT AND PLAN OF REORGANIZATION

           Officers of the Surviving Corporation of the OSI Merger

John K. Carlyle        Chairman
Donald J. Larson       President and Chief Executive Officer
John A. McCarthy       Executive Vice President - Managed Care Services
Richard A. Parr II     Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce        Executive Vice President, Chief Financial Officer, and
                       Treasurer
Daniel J. Thomas       Executive Vice President - Practice Management Services
W. Tom Fogarty, M.D.   Senior Vice President and Chief Medical Officer
Peter R. Gates         Senior Vice President - Marketing and Sales
James M. Greenwood     Senior Vice President - Corporate Development

                              SCHEDULE 3.2(c)
                                     TO
                     AGREEMENT AND PLAN OF REORGANIZATION

                         Officers of OccuCenters, Inc.

John K. Carlyle        Chairman
Donald J. Larson       President and Chief Executive Officer
Daniel J. Thomas       Executive Vice President - Practice Management Services
Richard A. Parr II     Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce        Executive Vice President, Chief Financial Officer, and
                       Treasurer
W. Tom Fogarty, M.D.   Senior Vice President and Chief Medical Officer
Peter R. Gates         Senior Vice President - Marketing and Sales
James M. Greenwood     Senior Vice President - Corporate Development